UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DESTINATION MATERNITY CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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456 North Fifth Street

Philadelphia, Pennsylvania 19123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 25, 2011

To the Stockholders of Destination Maternity Corporation:

The Annual Meeting of Stockholders of Destination Maternity Corporation, a Delaware corporation (the “Company”), will be held at 9:15 a.m. Eastern Standard Time, on February 25, 2011 at 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania 19103, for the following purposes:

1.	To elect seven directors of the Company;

2.

To approve an amendment to the Company’s 2005 Equity Incentive Plan (as amended and restated, the “2005 Plan”) which would authorize the Company to grant an additional 300,000 shares of common stock in respect of awards under the 2005 Plan, with 150,000 of such additional shares of common stock issuable in respect of awards of restricted stock or restricted stock units;

3.

To ratify the action of the Audit Committee of the Board of Directors in appointing KPMG LLP (“KPMG”) as independent registered public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2011;

4.	To hold an advisory vote on executive compensation;

5.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of the Company’s common stock at the close of business on Tuesday, January 18, 2011 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOCKERS TO BE HELD ON FEBRUARY 25, 2011:

The Notice of Annual Meeting, Proxy Statement and Annual Report are available at http://investor.destinationmaternity.com.

By Order of the Board of Directors

Edward M. Krell

Chief Executive Officer & President

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

January 25, 2011

PROXY STATEMENT

456 North Fifth Street

Philadelphia, Pennsylvania 19123

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

February 25, 2011

This proxy statement, which is first being mailed to stockholders on approximately January 25, 2011, is furnished in connection with the solicitation by the Board of Directors of Destination Maternity Corporation (the “Company”) of proxies to be used at the 2011 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held at 9:15 a.m., Eastern Standard Time, on February 25, 2011 at 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania 19103, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares of the Company’s common stock (“Common Stock”) represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of the Common Stock represented thereby will be voted for the election of the nominees for director named below, for approval of the amendment to the Company’s 2005 Equity Incentive Plan, as amended and restated, for the ratification of the appointment of KPMG LLP as independent registered public accountants and in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting. All references herein to the Company’s fiscal years refer to the fiscal year ended on September 30 in the year mentioned. For example, the Company’s fiscal year 2010 ended on September 30, 2010.

VOTING

Holders of record of Common Stock on Tuesday, January 18, 2011 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 6,351,647 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on the election of each of the nominees for director and on any other matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast and votes may be cast in favor of or withheld from each director nominee. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect thereon.

Abstentions and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of directors (Proposal 1) or the advisory vote on frequency of holding advisory votes on executive compensation (Proposal 5) will have the same effect as votes against the proposal, because, in the case of all other proposals approval requires a vote in favor of the proposal by a majority of the shares entitled to vote present at the Annual Meeting in person or represented by proxy. A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions. Brokers are entitled to vote uninstructed shares with respect to the ratification of the selection of independent registered public accountants, but brokers are not entitled to vote uninstructed shares with respect to the election of directors, the amendment to the Company’s 2005 Equity Incentive Plan or the two advisory votes related to executive compensation. Broker non-votes are not considered to be shares “entitled to vote” (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or facsimile and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

CORPORATE GOVERNANCE

Significant Corporate Governance Change: Board Size

Currently, our Board of Directors has eleven members. The Board of Directors intends to decrease its size to seven members pending the results of the election at the Annual Meeting. The Board believes a decrease in its size is in the best interest of the Company and its stockholders based on the Board’s belief that seven members is a more appropriate, typical and efficient public company board size.

Board Leadership Structure

The Board’s policy is that the roles of the Non-Executive Chair of the Board and the Chief Executive Officer should be separate and should not be held simultaneously by the same individual enabling the Board to benefit from independent Board leadership. Mr. Elam M. Hitchner, III, an independent director, has served as the Non-Executive Chairman of the Board since last year’s Annual Meeting. As Mr. Hitchner is not seeking re-election to the Board at the Annual Meeting, the identity of the Company’s Non-Executive Chair of the Board after the Annual Meeting is unknown at this time and will be determined at the Board meeting held immediately after the Annual Meeting.

Inasmuch as the Non-Executive Chair of the Board is independent, the Board does not believe that a lead director is currently necessary. However, the Board in executive session would establish a lead director in the event of the need for emergency succession actions with respect to either or both the Non-Executive Chair and the Chief Executive Officer or for other purposes as the Board may determine. The independent directors who chair the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees also provide leadership to the Board in their assigned areas of responsibility. The Board believes its current structure and operation as described here properly safeguard the independence of the Board.

Corporate Governance Principles

We maintain Corporate Governance Principles that provide a structure within which directors and management can effectively pursue the Company’s objectives for the benefit of its stockholders. Our Corporate Governance Principles are available on the Company’s investor website at http://investor.destinationmaternity.com or to our stockholders by writing to our Secretary at the following address: Destination Maternity Corporation, Attention: General Counsel and Secretary, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is designed to promote the highest standards of business conduct in our relationships with each other and with our customers, suppliers and others. The Code of Business Conduct and Ethics contains basic principles to guide directors, officers and employees of our Company. Our Code of Business Conduct and Ethics is available on the Company’s investor website at http://investor.destinationmaternity.com or to our stockholders by writing to our Secretary at the following address: Destination Maternity Corporation, Attention: General Counsel and Secretary, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

Board Independence

The Company’s Corporate Governance Principles require that a majority of the Company’s directors be independent. The Nasdaq Stock Market listing standards require that a majority of the Company’s directors be independent and that the Audit, Compensation and Nominating and Corporate Governance Committees be comprised entirely of independent directors. The Board of Directors has adopted standards to assist it in making the annual determination of each director’s independence status. These director independence standards, which are set forth in our Corporate Governance Principles, are consistent with the Nasdaq listing standards. A director will be considered “independent” if he or she meets the requirements of our director independence standards and the independence criteria in the Nasdaq listing standards.

The Board of Directors has affirmatively determined that all of the Company’s current directors, except Mr. Krell and Ms. Matthias, and all of the nominee directors, except Mr. Krell, have no direct or indirect material relationship with the Company and satisfy the requirements to be considered independent.

The Board of Directors has determined that each of the Company’s current Audit, Compensation and Nominating and Corporate Governance Committees is composed solely of independent directors. Independence for Audit Committee purposes requires compliance with applicable independence rules of the Securities and Exchange Commission (the “SEC”) in addition to the Nasdaq listing standards. In making the independence determinations for the Board and its committees, the Board reviewed all of the directors’ relationships with the Company. This review is based primarily on a review of the responses of the directors to questions regarding employment, business, family, compensation and other relationships with the Company and its management.

None of the members of the Compensation Committee is currently an officer or employee of the Company. No interlocking relationship exists between any member of the Company’s Board of Directors or compensation committee of any other company.

The Board of Directors and

Committee Meetings

During fiscal year 2010, the Board of Directors held eight meetings that were called and held in person and two meetings that were called and held telephonically. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

We expect all of our directors to attend the annual meetings of stockholders. All of the directors, who were serving on the Board of Directors at that time, attended last year’s annual meeting of stockholders.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee. During fiscal year 2010, the Audit Committee, which currently consists of Mr. Barry Erdos, Chair, Mr. Elam M. Hitchner, III, Ms. Anne T. Kavanagh, and Mr. William A. Schwartz, Jr., held nine meetings, all of which were called and held in person. Mr. Erdos is designated as the “audit committee financial expert.” Mr. Erdos has no direct or indirect material relationship with the Company and satisfies the requirements to be considered independent. The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent registered public accountants. The Audit Committee Charter is posted on the Company’s investor website.

Compensation Committee. During fiscal year 2010, the Compensation Committee, which currently consists of Mr. Arnaud Ajdler, Chair, Mr. Erdos, Mr. Joseph A. Goldblum, Mr. B. Allen Weinstein and Mr. David Schlessinger, held eight meetings, of which two were held telephonically as scheduled. The Compensation Committee considers recommendations of the Company’s management regarding compensation, bonuses and fringe benefits of the executive officers of the Company, and determines whether the recommendations of management are consistent with general policies, practices, and compensation scales established by the Board of Directors. In addition, the Compensation Committee administers the Company’s equity-based compensation plans. The Compensation Committee also reviews, and discusses with management, the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual proxy statement or annual report, as applicable, and determines whether to recommend to the Board of Directors that the CD&A be included in the proxy statement or annual report. The Compensation Committee Charter is posted on the Company’s investor website.

Nominating and Corporate Governance Committee. During fiscal year 2010, the Nominating and Corporate Governance Committee, which currently consists of Ms. Kavanagh, Chair, Mr. Ajdler, Mr. Goldblum, Mr. Hitchner and Ms. Melissa Payner-Gregor, held five meetings, of which two were held telephonically as scheduled. The Nominating and Corporate Governance Committee functions include establishing the criteria for selecting candidates for nomination to the Board of Directors, actively seeking candidates who meet those criteria, and making recommendations to the Board of Directors of nominees to fill vacancies on, or as additions to, the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. It is the Nominating and Corporate Governance Committee’s policy to consider Director nominees in a manner that seeks to produce the best candidates with a diversity of qualities, backgrounds and complementary skills. Director nominees should have high-leadership business experience, knowledge about issues affecting the Company and the ability and willingness to apply sound and independent business judgment. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders. Such recommendations should be submitted in writing to the attention of the Nominating and Corporate Governance Committee, c/o Destination Maternity Corporation, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123, and should not include self-nominations. The Nominating and Corporate Governance Committee Charter is posted on the Company’s investor website.

Board Role in Risk Oversight

The Board of Directors takes an active role in risk oversight. The Board oversees the Company’s strategic planning and the risks inherent in the operation of its business. The Board of Directors administers its risk oversight function through the full Board of Directors and each of its committees. Management of the Company, which is responsible for day-to-day risk management, identifies and assesses the Company’s risks on a regular basis, and develops steps to mitigate and manage risks. The Board of Directors receives regular reports on management’s risk assessment and management process and exercises its risk oversight function by carefully evaluating the reports it receives from management and by making inquiries of management with respect to areas of particular interest. Each of the Board committees is responsible for oversight of risk management practices for categories of top risks relevant to their functions, as summarized below. The Board as a group also reviews risk management practices and a number of significant risks.

The Audit Committee assists the Board with its risk oversight in a variety of areas, including financial reporting, internal controls, and legal and regulatory compliance. The Audit Committee has oversight of the Company’s internal audit function and the Company’s Code of Business Conduct and Ethics. The Audit Committee also appoints the independent registered public accounting firm and approves the services it provides to the Company. The Compensation Committee oversees risk in connection with compensation programs, including incentive compensation plans and equity-based plans. The Nominating and Corporate Governance Committee oversees risk in connection with corporate governance practices. All of these committees make regular reports of their activities to the full Board.

Compensation of Directors

Directors who are also our employees receive no additional compensation for serving as a director or as a member of any Committee of the Board of Directors. Our current arrangements for non-employee directors are as follows:

The Company pays each non-employee director a retainer of $6,250 per quarter. Upon conclusion of the annual meeting of stockholders each year, the Company grants each non-employee director 2,000 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan that will vest on the earlier of: (1) one year from the date of grant or (2) one day before the Company’s next Annual Meeting of Stockholders, subject to acceleration in the event of the non-employee director’s death or disability or upon a change in control of the Company.

Each non-employee director is compensated for his or her service at each meeting of our Board of Directors at a rate of $1,500 for Board meetings scheduled to be held in person and attended by such non-employee director. Non-employee directors are not compensated for attendance at Board of Directors or Committee meetings scheduled to be held telephonically. Additionally, the Chair of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is paid a quarterly retainer at the rates reflected in the below table, and each non-employee director who is a member of a Committee is compensated for his or her services at each meeting of a Committee scheduled to be held in person and attended by such non-employee director, at the following rates:

Committee / Position	Quarterly Retainer	Meeting Fee
Audit Committee
Chair	$2,500	$1,500
Member	n/a	$1,500

Compensation Committee
Chair	$1,250	$1,000
Member	n/a	$1,000

Nominating and Corporate Governance Committee
Chair	$1,250	$1,000
Member	n/a	$1,000

In November 2010, the Board of Directors determined that each of Mr. Erdos, Mr. Ajdler, Mr. Hitchner and Ms. Kavanagh should receive additional compensation for certain extraordinary services provided for, and at the direction of, the Board. Specifically, the following additional compensation was awarded: (i) Mr. Erdos was awarded $25,000 in cash and a one-time grant of 2,000 shares of common stock and (ii) each of Mr. Ajdler, Mr. Hitchner and Ms. Kavanagh was awarded $15,000 in cash and a one-time grant of 1,500 shares of common stock. The shares of stock will be issued on the day before the Annual Meeting.

Upon the conclusion of fiscal year 2009, our former Chief Executive Officer and Non-Executive Chairman of the Board of Directors, Mr. Dan W. Matthias, entered into a Letter Agreement with the Company whereby he agreed not to seek re-election to the Board of Directors at the Annual Meeting held on January 22, 2010. Accordingly, following the Annual Meeting held on January 22, 2010, Mr. Matthias no longer served as a member of the Board of Directors.

On November 4, 2009, the Company announced that Mr. Hitchner, a director of the Company since 1994, would be appointed as the Non-Executive Chairman of the Board (the “Non-Executive Chairman”), replacing Mr. Matthias, our co-founder and former Chief Executive Officer, who did not seek re-election to the Board of Directors. The Compensation Committee of our Board of Directors (the “Committee”) established that the Non-Executive Chairman will be entitled to the following compensation (in addition to the compensation otherwise payable to the Non-Executive Chairman pursuant to the Company’s current non-employee director compensation policy as described herein): (a) an additional retainer of $6,250 per quarter; and (b) an additional 1,000 shares of restricted stock granted upon election or re-election of the Non-Executive Chairman to that position by the Board following the annual meeting of stockholders each year, vesting one year from the date of grant, subject to acceleration in the event of the Non-Executive Chairman’s death or disability or upon a change of control of the Company.

In addition, the Committee approved a special one-time grant of 1,000 shares of restricted stock to Mr. Hitchner upon his appointment as Non-Executive Chairman, which vest on the earlier of: (1) one year from the date of grant or (2) one day before the Annual Meeting, subject to acceleration in the event of the Non-Executive Chairman’s death or disability or upon a change of control of the Company.

Board members are also reimbursed for their reasonable travel expenses incurred to attend meetings of our Board of Directors or Committees of the Board of Directors on which they serve.

In fiscal year 2010 our non-employee directors received the following compensation:

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)	Total ($)
Arnaud Ajdler	45,958	40,580	86,538
Barry Erdos	45,209	40,580	85,789
Joseph A. Goldblum	44,000	40,580	84,580
Elam M. Hitchner, III	75,445	81,160	156,605
Anne T. Kavanagh	60,451	40,580	101,031
Dan W. Matthias (3)	200,000	—	200,000
Melissa Payner-Gregor	38,000	40,580	78,580
David Schlessinger	41,500	40,580	82,080
William A. Schwartz, Jr.	49,000	40,580	89,580
B. Allen Weinstein	29,292	40,580	69,872

(1)	The above table excludes the special compensation payable to each of Mr. Erdos, Mr. Ajdler, Mr. Hitchner and Ms. Kavanagh approved in November 2010 as described above.

(2)

Upon conclusion of the Annual Meeting of Stockholders on January 22, 2010, the Company granted each non-employee director who was serving on the Board of Directors at that time 2,000 shares of restricted Common Stock pursuant to the Company’s 2005 Equity Incentive Plan, and granted an additional 2,000 shares to Mr. Hitchner for his service as Non-Executive Chairman. All of these grants fully vest on the earlier of: (1) one year from the date of grant or (2) one day before the Annual Meeting. The amounts in the column titled “Stock Awards” reflect the grant date fair values of awards made during fiscal year 2010, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

(3)

Subsequent to his retirement, Mr. Matthias, our former Chief Executive Officer, continued to serve us as non-executive Chairman of the Board and agreed to remain available to our Chief Executive Officer in a consulting capacity through September 2012 in exchange for an annual retainer of $200,000. In November 2009, Mr. Matthias entered into a letter agreement with us, which confirmed that he would not seek re-election to the Board of Directors after the expiration of his term in January 2010. The agreement does not change the terms of payment under his annual retainer for advisory services.

Stockholder Communications

Pursuant to the policy of the Board of Directors, all communications directed to the Board of Directors will be delivered to the Board of Directors. Stockholders may contact the Board of Directors by writing to them c/o Destination Maternity Corporation, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

Certain Relationships and Related Party Transactions

Information about transactions involving related parties is reviewed by the Audit Committee. Related parties include Company directors and executive officers, as well as their immediate family members. If a related party has a direct or indirect material interest in any Company transaction, then the Audit Committee would decide whether or not to approve or ratify the transaction. The Audit Committee will use any process and review any information that it determines is appropriate. All related party transactions will be disclosed in accordance with SEC rules.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of January 12, 2011, except as otherwise noted, with respect to the beneficial ownership of shares of Common Stock by each person who is known to us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, by each director or nominee for director, by each of the current named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power.

	Common Stock
Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership		Percent of Class
Edward M. Krell	243,592	(b)	3.7%
Lisa Hendrickson	19,394	(c)	*
Judd P. Tirnauer	16,154	(d)	*
Arnaud Ajdler	9,238	(e)	*
Barry Erdos	6,000	(f)	*
Joseph A. Goldblum	86,549	(g)	1.4%
Elam M. Hitchner, III	31,500	(h)	*
Anne T. Kavanagh	10,125	(i)	*
Rebecca C. Matthias	22,048	(j)	*
Melissa Payner-Gregor	4,888	(k)	*
David Schlessinger	11,000	(l)	*
William A. Schwartz, Jr.	27,000	(m)	*
B. Allen Weinstein	4,000	(n)	*
Mill Road Capital, L.P. 382 Greenwich Avenue Suite One Greenwich, CT 06830	883,893	(o)	13.9%
Crescendo Partners 825 Third Avenue 40th Floor New York, NY 10022	702,219	(p)	11.1%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	384,921	(q)	6.1%
Renaissance Technologies Corp. 800 Third Avenue New York, NY 10022	375,700	(r)	5.9%
MVP Distribution Partners 201 King of Prussia Road Suite 240 Radnor, PA 19087	374,645	(s)	5.9%
MFP Investors LLC 667 Madison Avenue, 25th Floor New York, NY 10065	323,987	(t)	5.1%
Portolan Capital Management, LLC and George McCabe 2 International Place FL 26 Boston, MA 02110	317,401	(u)	5.0%
All directors and officers as a group (13 persons)	491,488	(v)	7.4%

*	Less than 1% of the outstanding Common Stock or less than 1% of the voting power.

(a)	Except as otherwise indicated, the address of each person named in the table is: c/o Destination Maternity Corporation, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

(b)

Includes 183,000 shares purchasable upon exercise of stock options by Mr. Krell. Also includes 4,000 shares of unvested restricted stock granted to Mr. Krell on November 22, 2006. The shares of restricted stock granted on November 22, 2006 originally totaled 20,000 shares and vest in five equal annual installments on each of the first through fifth anniversaries of the date of grant. For additional information regarding the equity held by Mr. Krell at the end of fiscal year 2010, please see the “Outstanding Equity Awards at 2010 Fiscal Year-End” table.

(c)

Includes 9,700 shares purchasable upon exercise of stock options by Ms. Hendrickson. Also includes 150 shares of unvested restricted stock granted to Ms. Hendrickson on November 22, 2006, 400 shares of unvested restricted stock granted to Ms. Hendrickson on November 21, 2007, 3,000 shares of unvested restricted stock granted to Ms. Hendrickson on January 24, 2008, and 600 shares of unvested restricted stock granted to Ms. Hendrickson on November 19, 2008. Each of the restricted stock grants vests in five equal annual installments on each of the first through fifth anniversaries of the date of grant. For additional information regarding the equity held by Ms. Hendrickson at the end of fiscal year 2010, please see the “Outstanding Equity Awards at 2010 Fiscal Year-End” table.

(d)

Includes 7,400 shares purchasable upon exercise of stock options by Mr. Tirnauer. Also includes 200 shares of unvested restricted stock granted to Mr. Tirnauer on November 22, 2006, 400 shares of unvested restricted stock granted to Mr. Tirnauer on November 21, 2007, 3,000 shares of unvested restricted stock granted to Mr. Tirnauer on July 23, 2008, and 600 shares of unvested restricted stock granted to Mr. Tirnauer on November 19, 2008. Each of the restricted stock grants vests in five equal annual installments on each of the first through fifth anniversaries of the date of grant. For additional information regarding the equity held by Mr. Tirnauer at the end of fiscal year 2010, please see the “Outstanding Equity Awards at 2010 Fiscal Year-End” table.

(e)

Includes 1,500 shares expected to be granted to Mr. Ajdler on the day before the Annual Meeting. Also includes 2,000 shares of unvested restricted stock expected to be granted upon completion of the Annual Meeting, subject to Mr. Ajdler’s re-election as a director. Mr. Ajdler is a Managing Director of Crescendo Partners, a holder of 702,219 shares. Mr. Ajdler disclaims beneficial ownership of the shares owned by Crescendo Partners.

(f)

Includes 2,000 shares expected to be granted to Mr. Erdos on the day before the Annual Meeting. Also includes 2,000 shares of unvested restricted stock expected to be granted upon completion of the Annual Meeting, subject to Mr. Erdos’s re-election as a director.

(g)

Includes 2,000 shares of unvested restricted stock expected to be granted upon completion of the Annual Meeting, subject to Mr. Goldblum’s re-election as a director. Also includes 22,010 shares owned by G-II Family Partnership L.P. Mr. Goldblum is general partner of G-II Family Partnership L.P. and may be deemed to be a beneficial owner of such shares. Also includes 13,000 shares purchasable upon exercise of stock options, 16,200 shares held as custodian or in trust for members of Mr. Goldblum’s family, and 495 shares owned by his wife.

(h)	Includes 18,000 shares purchasable upon exercise of stock options by Mr. Hitchner. Also includes 1,500 shares expected to be granted to Mr. Hitchner on the day before the Annual Meeting.

(i)	Includes 1,500 shares expected to be granted to Ms. Kavanagh on the day before the Annual Meeting.

(j)

Includes 8,000 shares purchasable upon exercise of stock options by Ms. Matthias. Also includes 8,000 shares purchasable upon exercise of stock options by Ms. Matthias’ husband, which options Ms. Matthias is deemed to own indirectly.

(k)	Includes 2,000 shares of unvested restricted stock expected to be granted upon completion of the Annual Meeting, subject to Ms. Payner-Gregor’s re-election as a director.

(l)	Includes 3,000 shares purchasable upon exercise of stock options by Mr. Schlessinger.

(m)

Includes 4,000 shares held jointly by Mr. Schwartz with his wife and 13,000 shares purchasable upon exercise of stock options by Mr. Schwartz. Also includes 2,000 shares of unvested restricted stock expected to be granted upon completion of the Annual Meeting, subject to Mr. Schwartz’s re-election as a director.

(n)	Includes 2,000 shares of unvested restricted stock expected to be granted upon completion of the Annual Meeting, subject to Mr. Weinstein’s re-election as a director.

(o)

Information is based on the Form 4 filed with the SEC on July 13, 2010. According to that filing, the shares are held by Mill Road Capital, L.P. (the “Fund”). Also according to that filing, Mill Road Capital GP LLC (the “GP”) is the sole general partner of the Fund, and Thomas Lynch and Scott Scharfman are the Management Committee Directors of the GP. Each of the Fund, the GP, Mr. Lynch and Mr. Scharfman disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein, if any.

(p)

Information is based on the Form 4 filed jointly by Crescendo Partners II, L.P., Series K (“Crescendo Partners II”), Crescendo Investments II, LLC (“Crescendo Investments II”), Crescendo Partners III, L.P. (“Crescendo Partners III”), Crescendo Investments III, LLC, (“Crescendo Investments III”) and Eric Rosenfeld (collectively the “Crescendo Parties”) with the SEC on December 3, 2009. According to that filing, Crescendo Investments II is the general partner of Crescendo Partners II, Crescendo Investments III is the general partner of Crescendo Partners III and the managing member of each of Crescendo Investments II and Crescendo Investments III is Eric Rosenfeld. According to that filing, Crescendo Partners II owns 617,596 shares and Crescendo Partners III owns 84,623 shares. Each of the Crescendo Parties disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest. Mr. Ajdler is a Senior Managing Director of Crescendo Partners. Mr. Ajdler disclaims beneficial ownership of the shares owned by Crescendo Partners.

(q)

Information is based on the Schedule 13G/A filed with the SEC on February 8, 2010. According to that filing, Dimensional Fund Advisors LP (“Dimensional”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over the shares, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds. Also according to that filing, the Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in their respective accounts. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of such shares. Dimensional disclaims beneficial ownership of all such shares.

(r)

Information is based on the Schedule 13G/A filed with the SEC on February 12, 2010. According to that filing, Renaissance Technologies LLC (“RTC”) beneficially owns all of the shares specified on the above table and Dr. James H. Simons beneficially owns the shares beneficially owned by RTC because of Dr. Simons’ position as control person of RTC. Also according to that filing, certain funds and accounts managed by RTC have the right to receive dividends and proceeds from the sale of the shares and RIEF Trading LLC holds, of record, more than 5% of such shares. Each of RTC and Dr. Simons holds sole dispositive power over all of the shares.

(s)

Information is based on the Schedule 13D/A filed with the SEC on June 19, 2006. According to that filing, Robert Brown, a general partner of MVP Distribution Partners and its affiliates, including Meridian Venture Partners, beneficially owns 83,942 shares of the Company’s Common Stock, which are not included in the above table. Mr. Brown, in his capacity as sole trustee and beneficiary of Venture Investment Management, Inc. Pension Plan, also beneficially owns 19,400 shares of the Company’s Company Stock, which are not included in the above table. In addition, Mr. Brown’s spouse, individually, beneficially owns 31,264 shares of the Company’s Common Stock, which are not included in the above table.

(t)

Information is based on the Schedule 13G/A filed with the SEC on February 12, 2010. As the general partner of MFP Partners, L.P., MFP Investors is deemed to own 323,987 shares. According to that filing, MFP Partners, L.P. has the shared power to vote 323,987 shares.

(u)

Information is based on the Schedule 13G filed with the SEC on August 3, 2010. According to that filing, Portolan Capital Management, LLC (“Portolan”), an unregistered investment adviser, in its capacity as investment manager for various clients beneficially owns all of the shares specified on the above table directly and George McCabe, the Manager of Portolan, beneficially owns the shares indirectly.

(v)

Includes the following number of shares purchasable upon exercise of stock options owned (or which may be deemed to be owned) by the following persons: Edward M. Krell—183,000, Lisa Hendrickson—9,700, Judd P. Tirnauer—7,400, Joseph A. Goldblum—13,000, Elam M. Hitchner, III—18,000, Rebecca C. Matthias—16,000, David Schlessinger—3,000, and William A. Schwartz, Jr.—13,000. Also, includes the following number of shares of unvested restricted stock owned (or which may be deemed to be owned) by the following persons: Edward M. Krell—4,000, Lisa Hendrickson—4,150, Judd P. Tirnauer—4,200, Arnaud Ajdler—4,000, Barry Erdos—4,000, Joseph A. Goldblum—4,000, Elam M. Hitchner, III—4,000, Anne T. Kavanagh—2,000, Melissa Payner-Gregor—4,000, David Schlessinger—2,000, William A. Schwartz, Jr.—4,000, and B. Allen Weinstein—4,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership (on Form 3) and reports of changes in ownership of the Common Stock and other equity securities of the Company (on Forms 4 and 5). Reporting Persons are additionally required to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us, all Section 16(a) reports for the fiscal year ended September 30, 2010 were timely filed.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board of Directors (the “Committee”) has developed and implemented compensation policies, plans and programs that seek to enhance our profitability, and thus stockholder value, by aligning the financial interests of our senior management with those of our stockholders. Our compensation arrangements are designed to attract and retain corporate officers and other key employees and to motivate them to perform to the full extent of their abilities, in the best long-term interests of our stockholders.

Composition of the Committee

The Committee currently consists of Mr. Arnaud Ajdler, Chair, Mr. Barry Erdos, Mr. Joseph A. Goldblum, Mr. David Schlessinger and Mr. B. Allen Weinstein. None of these individuals has ever been an officer or employee of the Company. Each member of the Committee is considered to be an “independent director” under Nasdaq rules and the rules of the SEC. The Report of the Compensation Committee is set forth below after this “Compensation Discussion and Analysis” section.

The Committee meets at least once annually regarding compensation decisions. In fiscal year 2010 the Committee met eight times.

Significant Actions Taken

Significant actions taken by the Committee during fiscal year 2010 and thereafter include the following:

(1)	Approval of a Letter Agreement with Rebecca C. Matthias in connection with her retirement at the end of fiscal year 2010;

(2)

Approval of an Agreement to provide severance benefits to the Company’s Chief Merchandising Officer, Lisa Hendrickson, in the event that her employment is involuntarily terminated in connection with a change in control of the Company; and

(3)	Establishment of special bonus arrangements for Ms. Hendrickson and the Company’s Senior Vice President & Chief Financial Officer, Judd P. Tirnauer.

In addition to a discussion of our compensation philosophy in general, the following discussion highlights these specific decisions.

Total Compensation and Allocation Between Compensation Elements

Both the total amount of compensation paid to our named executive officers and the portion of total compensation represented by each element of compensation have been determined by the Committee with reference to the individual capabilities, contributions, and strategic importance of each executive officer. The Committee members apply their independent judgment and experience in making these subjective determinations.

Other significant factors that may be considered by the Committee include the executive’s experience and expertise, the pay levels for peers within the Company, the pay levels in the marketplace for similar positions and our performance as a whole. In evaluating these considerations, the Committee may from time to time seek the input of an independent compensation consultant (although no consultant was used during fiscal year 2010).

Benchmarking

As noted above, one reason the Committee may retain an independent consultant is to evaluate compensation decisions in the context of similar decisions made by other companies in our industry. In that case, we look to the consultant to help us identify these “peer” companies. The Hay Group identified the following companies as our “peers” in fiscal year 2007:

Aeropostale, Inc. BEBE Cache Casual Male Retail Group, Inc. Cato Corporation Charlotte Russe Holding, Inc. Chico’s FAS Christopher & Banks Corp. Coldwater Creek, Inc. DEB Shops, Inc.	dELiA’s Inc. Dress Barn, Inc. Guess, Inc. Gymboree J. Crew Group, Inc. Jos. A. Bank Clothiers, Inc. New York & Co., Inc. Tween Brands United Retail Group, Inc. Wet Seal, Inc.

The Committee continues to believe that these companies represent an appropriate peer group (excluding those companies that are no longer publicly held) and from time to time will examine publicly disclosed pay practices of these companies when evaluating proposed changes in the compensation of our executives.

Participation of Management in the Compensation Process

Mr. Krell was consulted regularly by the Committee in fiscal year 2010 with respect to compensation decisions regarding, and the individual performance of, named executive officers other than himself. While his input in such matters is afforded great weight, the ultimate decision on all named executive officer compensation matters was made only by the Committee or the Board of Directors. The individual performance of Mr. Krell was evaluated by the Committee and the Board of Directors, without input from any manager.

At the request of the Committee, management assembles and distributes to the Committee, in advance of its meeting or meetings, information requested by the Committee to assist the Committee in its compensation decisions. Such information may include corporate financial data, historical compensation data (for us or members of our peer group) and information regarding the accounting, tax or legal consequences of proposed compensation arrangements, as prepared by internal personnel or external advisors.

Effect of Historical Contractual Arrangements

The Committee’s compensation decisions are made in light of our current and foreseeable future circumstances and with an eye toward conformity with perceived “best practices.” However, the Committee’s approach to compensation is also influenced by our existing contractual commitments to named executive officers, some of which originated many years ago. When appropriate and practicable, the Committee will negotiate with named executive officers to update such “legacy” commitments to reflect changed circumstances or evolving commercial practices.

Elements of Compensation

The principal elements of our named executive officers’ compensation are: (1) base salary, (2) annual cash bonuses, (3) special or discretionary cash bonuses, (4) equity-based incentives, and (5) severance and change in control benefits.

Base Salary: The base salary of each named executive officer constitutes compensation for discharging such named executive officer’s job responsibilities and is intended to achieve comparability with the base salaries of senior executives at similar companies holding comparable positions, taking into account such factors as the individual executive’s experience, tenure and alternative employment opportunities.

Individual salary adjustments also take into account individual performance contributions for the year, as well as sustained performance contributions over a number of years and significant changes in responsibilities, if any. The assessment of individual performance is subjective and is not intended to correlate to specific corporate performance measures.

The Committee’s decisions regarding fiscal year 2010 salary increases are reflected below:

Executive Officer	Fiscal Year 2009 Base Salary Rate	Fiscal Year 2010 Base Salary Rate
Edward M. Krell— Chief Executive Officer & President	$650,000	$650,000

Lisa Hendrickson— Chief Merchandising Officer	$433,768	$433,768

Judd P. Tirnauer— Senior Vice President & Chief Financial Officer	$325,000	$331,500

Rebecca C. Matthias— Former Chief Creative Officer	$571,731	$438,327	(1)

(1)

Pursuant to the Letter Agreement with Ms. Matthias regarding her retirement at the end of fiscal year 2010 (described below), Ms. Matthias served the Company in a part-time capacity from June 15, 2010 through September 30, 2010 and earned (i) a base salary at an annualized rate of $571,731 (unchanged from fiscal year 2009) through June 15, 2010; and (ii) a base salary at an annualized rate of $114,346 (20% of her full time equivalent pay) from June 16, 2010 to September 30, 2010. Thus, the total amount of base salary Ms. Matthias earned during fiscal year 2010 was $438,327.

Mr. Tirnauer’s base salary increase for fiscal year 2010 was 2% and was intended to approximate changes in the cost of living since the date of his last salary increase in July 2008.

The base salary rates for Mr. Krell, Ms. Hendrickson and Ms. Matthias were not changed by the Committee during fiscal year 2010.

The Committee has not yet made any determinations as to fiscal year 2011 salary increases for named executive officers.

Annual Bonuses: We pay annual bonuses in cash based on our achievement of corporate performance goals established by the Committee, with input from senior management. The target amount for each executive’s annual bonus is expressed as a percentage of the executive’s base salary and is reflected in the table entitled “Grants of Plan-Based Awards” under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.” The percentage is based primarily on the executive’s level of responsibility (and, therefore, his or her ability to influence our business results). For each named executive officer, the target percentages were established contractually in their respective Employment Agreements (or, in the case of Ms. Hendrickson, in her Letter Agreement). As illustrated in the table entitled “Grants of Plan-Based Awards” under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” each executive’s actual bonus payment may be lower or higher than the target amount, based on actual corporate performance relative to the specified goals. In determining the amount of the annual bonus payable to an executive when the applicable performance goals have been met, the Committee may exercise negative discretion to reduce the amount of such annual bonus to ensure that the amount ultimately paid is commensurate with the executive’s contribution to the Company’s performance.

The Committee has utilized this same annual bonus approach for several years, and the arrangement is codified as our “Management Incentive Program.” The terms of the Management Incentive Program are described in greater detail in the Proxy Statement for our January 19, 2007 annual meeting of stockholders.

For fiscal years 2009 and 2010, the Committee continued to use “Adjusted EBITDA” as the relevant performance metric for annual bonus purposes because it believes that continued profitability will be the key driver to increase stockholder value. For this purpose “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude: (i) loss on impairment of tangible or intangible assets; (ii) gain or loss on disposal of assets; (iii) gain or loss from the early extinguishment, redemption or repurchase of debt, (iv) stock-based compensation expense and (v) the impact of any changes to accounting principles that become effective during the relevant year. In addition, for fiscal year 2011, Adjusted EBITDA will exclude any expenses incurred by the Company in connection with certain extraordinary, unusual or infrequently occurring events reported in the Company’s public filings.

Fiscal Year 2010 Bonuses: With respect to fiscal year 2010 bonuses for named executive officers under the Management Incentive Program, on December 22, 2009 the Committee established that the level of Adjusted EBITDA which would have yielded 100% of target bonus was $43.9 million and that the level of Adjusted EBITDA which would have yielded the maximum bonus payment (200% of target bonus) was $50.0 million. In November 2010, the Committee determined that the Company’s Adjusted EBITDA for fiscal year 2010 was approximately $48.3 million (10.1% above the target level for Adjusted EBITDA and 24.7% above the Company’s actual Adjusted EBITDA for the 2009 fiscal year of approximately $38.8 million). Based on the performance goals established by the Committee for fiscal year 2010, the Committee determined that the Company’s Adjusted EBITDA for such fiscal year resulted in payment of 172.8% of target bonus under the Management Incentive Program. Pursuant to this determination the Committee determined that the following cash bonuses were payable to the following named executive officers of the Company under the Management Incentive Program: (a) Edward M. Krell, Chief Executive Officer & President: $1,123,200 (or 172.8% or Mr. Krell’s target bonus, which target bonus is equal to 100% of Mr. Krell’s fiscal year 2010 base salary of $650,000); (b) Judd P. Tirnauer, Senior Vice President & Chief Financial Officer: $286,416 (or 172.8% of Mr. Tirnauer’s target bonus, which target bonus is equal to 50% of Mr. Tirnauer’s fiscal year 2010 base salary of $331,500) and (c) Rebecca C. Matthias, former President & Chief Creative Officer: $757,429 (or 172.8% of Ms. Matthias’ target bonus, which target bonus was equal to 100% of the base salary of $438,327 actually paid to Ms. Matthias for fiscal year 2010). The Committee, with the advice of Mr. Krell, determined that Ms. Hendrickson would not be paid a bonus under the Management Incentive Program for fiscal year 2010, despite the achievement of the performance metric. However, the Committee did authorize the payment of a $216,884 bonus to Ms. Hendrickson in December 2010 in satisfaction of, and subject to the terms of, the special bonus opportunity granted to Ms. Hendrickson in November 2009 (see below description under Discretionary or Special Bonuses).

Fiscal Year 2011 Bonuses: With respect to fiscal year 2011 bonuses for named executive officers under the Management Incentive Program, on December 28, 2010 the Committee established that the level of Adjusted EBITDA which would yield 100% of target bonus is $59.3 million (a 22.7% increase from fiscal year 2010 Adjusted EBITDA) and that the level of Adjusted EBITDA which would yield the maximum bonus payment (200% of target bonus) is $66.0 million (a 36.5% increase from fiscal year 2010 Adjusted EBITDA).

Discretionary or Special Bonuses: In addition to maintaining an annual bonus program with payments tied to the achievement of pre-established corporate performance goals, the Committee may also authorize the payment of additional cash bonuses on a discretionary or special basis, to reward extraordinary corporate and/or individual accomplishments or to accomplish specific recruitment or retention objectives.

In anticipation of Ms. Matthias’ retirement at the end of fiscal year 2010 and given the Committee’s determination of Ms. Hendrickson’s value to the Company, the Committee determined that encouraging Ms. Hendrickson’s continued service through and beyond the end of fiscal year 2010 is an important objective.

Therefore, the Committee established an opportunity for Ms. Hendrickson to earn a special bonus of $216,884 (50% of her base salary) if she remained continuously employed by the Company through December 15, 2010. The special bonus would also be paid to Ms. Hendrickson if her employment was terminated by the Company without cause prior to December 15, 2010. Ms. Hendrickson earned and was paid this bonus in December 2010.

In November 2010, given the Committee’s determination of Ms. Hendrickson’s and Mr. Tirnauer’s value to the Company, the Committee also established an opportunity for Ms. Hendrickson to earn a special cash bonus of $100,000 and for Mr. Tirnauer to earn a special cash bonus of $45,084. Each of Ms. Hendrickson and Mr. Tirnauer will be paid his or her respective special bonus on December 10, 2011 if he or she remains continuously employed by the Company through December 10, 2011. These special bonuses will in either case also be paid if the recipient’s employment is terminated by the Company without cause prior to December 10, 2011.

Equity-Based Incentives: The Committee makes equity incentive awards annually. Annual equity awards are generally issued after the completion of the applicable fiscal year and, once issued, are retained only if specified service-based vesting requirements are also satisfied, subject to accelerated vesting in certain circumstances. The Committee believes the service-based vesting condition encourages management retention and the use of stock as the form of payment rewards the creation of only sustained stockholder value.

In January 2010, the Committee made the following equity awards to named executive officers: (a) Mr. Krell was granted stock options with respect to 30,000 shares; (b) Ms. Hendrickson was granted stock options with respect to 10,000 shares; and (c) Mr. Tirnauer was granted stock options with respect to 20,000 shares. The size of these equity awards was determined by the Committee after a review of fiscal year 2009 performance (and, with respect to Ms. Hendrickson and Mr. Tirnauer, after consultation with Mr. Krell regarding each executive’s performance in fiscal year 2009) and taking into consideration the grantees’ other compensation, the value of our shares on the date of grant and the Committee’s subjective judgment regarding the size of award necessary to strongly encourage both the retention of the grantees and their continued efforts on our behalf.

The above awards are all subject to conventional service-based vesting over five years and an additional vesting requirement that our stock achieve a particular price target over a specified period, subject to acceleration in certain cases. Details of these awards, as well as the other awards described above, are shown below in the table entitled “Grants of Plan-Based Awards.”

The Committee’s decision to use stock options rather than restricted stock for these awards was based on several factors. First, only a limited number of shares remain available under the Company’s 2005 Equity Incentive Plan for purposes of restricted stock awards. Second, in light of market conditions at the time of grant, the Committee believed that the grant of an option (particularly an option with a performance vesting condition) presented greater incentive than would otherwise exist in a restricted stock grant of similar fair value.

The Committee has not yet made any determinations as to equity awards for named executive officers based on fiscal year 2010 performance.

Severance and Change in Control Benefits: The specific terms of our severance and change in control arrangements are discussed below under the heading “Potential Payments upon Termination or Change in Control.”

The Committee has noted the prevalence of severance and change in control arrangements among our peer companies and believes that such arrangements, when properly tailored, are appropriate and necessary. Specifically, the Committee has concluded that such commitments are required to retain the continued service of Mr. Krell, Ms. Hendrickson and Mr. Tirnauer and, in the case of any potential change in control, to enable those executives to evaluate objectively the benefits to our stockholders of the transaction, notwithstanding its potential effects on their own job security.

The Committee also believes that reasonable severance and change in control benefits (1) should be established with reference to an executive’s position and current cash compensation opportunities, not with reference to his or her tenure, (2) should be conditioned upon execution of a release of claims against the employer and its affiliates, and (3) should be conditioned on the executive’s commitment not to compete for a reasonable period following any cessation of his or her employment.

Consistent with these principles, on October 13, 2010, the Committee approved an agreement (the “Hendrickson Agreement”) between the Company and Ms. Hendrickson that provides for the payment of certain severance benefits to Ms. Hendrickson if her employment is involuntarily terminated in connection with a change in control of the Company. Prior to that time, Ms. Hendrickson was our only named executive officer that was not party to an agreement with us providing for such benefits. The Committee approved the Hendrickson Agreement to provide for more consistent treatment of our named executive officers in this regard and secure Ms. Hendrickson’s continued loyalty to us and to our stockholders’ interests.

Supplemental Retirement Benefits: During fiscal year 2007, the Committee approved a Supplemental Retirement Agreement with Ms. Matthias. Other executives do not participate in such arrangements and, at this time, the Committee does not intend to implement similar arrangements for other executives. A more detailed description of this arrangement can be found below, under the heading “Pension Benefits for Fiscal Year 2010.”

Letter Agreement with Rebecca Matthias

On November 6, 2009, we announced the retirement of Rebecca C. Matthias as President and Chief Creative Officer of the Company effective June 15, 2010. In connection with Ms. Matthias’ retirement, we entered into a Letter Agreement with Ms. Matthias. We entered into the Letter Agreement to encourage Ms. Matthias’ commitment to a smooth transition of leadership, to secure her continued availability as a strategic advisor to us, to secure a general release of claims (including Ms. Matthias’ acknowledgement that, except as otherwise provided in the Letter Agreement, we have fully satisfied all of our compensation obligations to her), and in consideration for her agreement that her non-competition commitment to us will extend until September 30, 2014.

The Letter Agreement provided for Ms. Matthias’ full-time employment through June 15, 2010 (the “Transition Date”). Following the Transition Date, Ms. Matthias agreed to serve as a part-time employee until the end of fiscal year 2010 (the “Termination Date”), at which point Ms. Matthias’ employment terminated. Following the Termination Date and through September 30, 2012 (the “Consultancy Period”), Ms. Matthias agreed to make herself available to us for strategic planning, merchandising, public relations, publicity and other matters as requested by our Chief Executive Officer.

In consideration of the services described above, we paid Ms. Matthias: (i) a base salary at an annualized rate of $571,731 (unchanged from fiscal year 2009) from the Effective Date through the Transition Date; (ii) a base salary at an annualized rate of $114,346 (20% of her full time equivalent pay) from the Transition Date to the Termination Date, and (iii) certain fringe benefits which continued through the Termination Date. As noted above, the Letter Agreement also provides that Ms. Matthias was eligible for (and, in fact, did receive) a pro-rata cash bonus under our Management Incentive Program for fiscal year 2010. In addition, the Letter Agreement provided for the vesting on the Termination Date of the final tranche of the stock option granted to Ms. Matthias on November 28, 2005 (related to 8,000 shares) and the 10,000 shares of restricted stock issued to her in respect of fiscal year 2009 performance. Ms. Matthias agreed to forego receipt of 10,000 additional shares of restricted stock that would have otherwise been issuable to her in respect of fiscal year 2009 performance.

Finally, as discussed below under the heading of “Pension Benefits for Fiscal Year 2010,” the Letter Agreement provides that, for purposes of determining Ms. Matthias’ vested status under her Supplemental Retirement Agreement, her service during fiscal year 2010 would be counted as full-time service.

Additional Compensation Information

Tax and Accounting Considerations Affecting Executive Compensation. We endeavor to design our equity incentive awards so that they are accounted for under standards governing equity-based arrangements and, more specifically, so that they are afforded fixed treatment under those standards. We generally attempt to structure our compensation arrangements to permit full tax deductibility within the limits of Section 162(m) of the Internal Revenue Code. However, the Committee reserves the right to approve compensation that is not fully deductible.

Compensation Risk Analysis. The Committee is keenly aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the Committee seeks to mitigate such risk by:

(a)	providing a meaningful portion of total compensation in the form of equity incentives that vest over multiple years (to encourage an appropriately long-term focus);

(b)

capping annual cash bonuses for named executive officers under the Management Incentive Program at 200% of base salary for Mr. Krell and Ms. Matthias and 100% of base salary for Mr. Tirnauer and Ms. Hendrickson, respectively (to provide appropriate balance between short- and long-term objectives); and

(c)

reserving the discretion to reduce annual bonuses otherwise payable under the Management Incentive Program (to allow recognition of the relationship between individual executive contributions and the achievement of specified performance metrics).

Moreover, while we have not implemented a formal stock ownership guideline for our management team, we note that Mr. Krell already maintains a substantial direct stock ownership position. We believe that this ownership position provides a significant incentive for Mr. Krell to ensure that his actions, and the actions of all those reporting to him, are focused on the creation of sustainable stockholder value and the avoidance of excessive risk.

REPORTS OF COMMITTEES OF THE BOARD OF DIRECTORS

Report of the Compensation Committee

We, the members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Arnaud Ajdler, Chair

Barry Erdos

Joseph A. Goldblum

David Schlessinger

B. Allen Weinstein

Report of the Audit Committee

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the Company’s audited consolidated financial statements for fiscal year 2010 with management;

•

Discussed with the Company’s independent registered public accountants matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, in connection with the audit of the Company’s consolidated financial statements for fiscal year 2010; and

•

Received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee regarding independence, and has discussed with the independent registered public accountants its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC for the fiscal year ended September 30, 2010.

The Audit Committee

Barry Erdos, Chair

Elam M. Hitchner, III

Anne T. Kavanagh

William A. Schwartz, Jr.

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information about all compensation earned during our fiscal year ended September 30, 2010 by the individuals who served as our executive officers during that year (collectively referred to as the “named executive officers”):

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($) (2)	All Other Compensation ($)		Total ($)
Edward M. Krell—	2010	650,000		—		—	430,806	1,123,200	—	24,124	(3)	2,228,130
Chief Executive Officer & President	2009	650,000		—		—	—	1,300,000	—	21,995	(3)	1,971,995
	2008	530,998	(4)	—		—	1,499,780	—	—	23,895	(3)	2,054,673

Lisa Hendrickson—	2010	433,768		216,884	(5)	—	143,602	—	—	—		794,254
Chief Merchandising Officer	2009	433,768		—		7,030	8,020	216,884	—	—		665,702
	2008	390,865	(6)	25,000	(7)	91,580	—	—	—	—		507,445

Judd P. Tirnauer—	2010	331,500		—		—	287,204	286,416	—	—		905,120
Senior Vice President & Chief Financial Officer	2009	325,000		—		7,030	8,020	325,000	—	—		665,050
	2008	255,692	(8)	—		76,730	—	—	—	—		332,422

Rebecca C. Matthias—	2010	438,327		—		—	—	757,429	1,043,656	7,987	(10)	2,247,399
Former Chief Creative Officer (9)	2009	571,731		—		83,300	—	1,143,462	796,631	7,661	(10)	2,602,785
	2008	542,439		—		—	—	—	639,461	6,733	(10)	1,188,633

Emilia Fabricant—	2010	120,000		9,854	(12)	201,600	1,142,808	—	—	—		1,474,262
Former President (11)

(1)

The amounts in the columns titled “Stock Awards” and “Option Awards” reflect the grant date fair values of awards made during the identified fiscal year, as computed in accordance with FASB ASC Topic 718.

(2)

The values shown under the heading “Change in Pension Value” reflect the change in present value of the accumulated benefits for each applicable fiscal year for Ms. Matthias under her Supplemental Retirement Agreement.

(3)

The values shown for Mr. Krell under the heading “All Other Compensation” represent amounts paid by the Company for Mr. Krell’s automobile lease payments (limited to the portion estimated to represent personal use of such automobile), life insurance premiums and disability insurance premiums.

(4)	Mr. Krell was appointed Chief Executive Officer and his base salary rate was increased to $650,000, in each case effective as of October 1, 2008.

(5)	In December 2010, Ms. Hendrickson received a $216,884 bonus in satisfaction of the special bonus opportunity granted to her in November 2009.

(6)

Ms. Hendrickson was appointed Chief Merchandising Officer on January 24, 2008. After her promotion and for the balance of fiscal year 2008, her base salary rate was $425,000. Ms. Hendrickson was not an executive officer of the Company prior to that promotion.

(7)	In connection with her promotion, Ms. Hendrickson was guaranteed a minimum bonus of $25,000 for fiscal year 2008.

(8)

Mr. Tirnauer was appointed Senior Vice President & Chief Financial Officer on July 23, 2008. After his promotion and for the balance of fiscal year 2008, his base salary rate was $325,000. Mr. Tirnauer was not an executive officer of the Company prior to that promotion.

(9)	Ms. Matthias retired from employment with us on September 30, 2010.

(10)

The values shown for Ms. Matthias under the heading “All Other Compensation” represent amounts paid by the Company for her automobile (including lease payments, insurance payments, and fuel reimbursement, all limited to the portion estimated to represent personal use of such automobile), tax return preparation fees, and life insurance premiums.

(11)

Ms. Fabricant served as our President from May 24, 2010 through August 3, 2010. Due to Ms. Fabricant’s departure in August 2010 she was not eligible for any bonus payment under our Management Incentive Program and she forfeited all options and shares granted to her (which were all unvested at the time of her departure).

(12)

This value represents the pro rata portion of a $150,000 special bonus which was earned and paid to Ms. Fabricant. The remainder of the $150,000 special bonus was initially paid to Ms. Fabricant but was subsequently repaid to the Company by her after her departure in August 2010 in accordance with the terms of her Employment Agreement.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during our fiscal year ended September 30, 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Shares Underlying Options (#) (3)	Exercise Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward M. Krell	12/22/2009	65,000	650,000	1,300,000	—	—	—	—	—	—	—
	1/29/2010	—	—	—	—	—	—	—	30,000	23.78	430,806

Lisa Hendrickson	12/22/2009	21,688	216,884	433,768	—	—	—	—	—	—	—
	1/29/2010	—	—	—	—	—	—	—	10,000	23.78	143,602

Judd P. Tirnauer	12/22/2009	16,575	165,750	331,500	—	—	—	—	—	—	—
	1/29/2010	—	—	—	—	—	—	—	20,000	23.78	287,204

Rebecca C. Matthias (5)	12/22/2009	43,833	438,327	876,654	—	—	—	—	—	—	—

Emilia Fabricant (6)	5/24/2010	30,000	300,000	600,000	—	—	—	—	—	—	—
	5/24/2010	—	—	—	—	—	—	7,500	—	—	201,600
	5/24/2010	—	—	—	—	—	—	—	70,000	26.88	1,142,808

(1)

The amounts in the column under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent potential threshold, target and maximum bonuses available to the named executive officers under the Company’s Management Incentive Program and, in the case of Mr. Krell, Mr. Tirnauer, Ms. Matthias and Ms. Fabricant, under each such executive’s Employment Agreement. The term “Threshold” means the lowest non-zero amount that could be paid as a bonus under the Company’s Management Incentive Program if a bonus is payable for the applicable fiscal year. The threshold is not a minimum bonus. There is no minimum bonus under the Company’s Management Incentive Program. If specified performance objectives are not met for the applicable fiscal year, no bonus is payable for that fiscal year pursuant to the Management Incentive Program. With respect to the bonus opportunity established by the Compensation Committee on December 22, 2009, please see the details on the payouts of such bonuses in the “Compensation Discussion and Analysis” section above.

(2)

The amounts in the column under “All Other Stock Awards” represent shares of restricted stock awarded under the Company’s 2005 Equity Incentive Plan, each of which vest over time. The vesting schedule is described in the footnotes to the “Outstanding Equity Awards at 2010 Fiscal Year-End” table below.

(3)

The amounts in the column under “All Other Option Awards” represent shares underlying options awarded, each of which vest over time and an additional vesting requirement that our stock achieve a particular price target over a sustained period. The vesting schedule is described in the footnotes to the “Outstanding Equity Awards at 2010 Fiscal Year-End” table below.

(4)

The amounts in the column under “Grant Date Fair Value of Stock and Option Awards” represent the fair value of the awards on the date of grant, as computed in accordance with applicable accounting standards.

(5)

Based on fiscal year 2009 performance, Ms. Matthias was granted 10,000 shares of restricted stock. The shares were issued in the 2010 fiscal year (on November 19, 2009). However, under applicable accounting standards, the date of grant is deemed to have occurred in fiscal year 2009. The grant date fair value of this stock award in fiscal year 2009 was $83,300.

(6)

Ms. Fabricant served as our President from May 24, 2010 through August 3, 2010. Ms. Fabricant had an annual base salary rate of $600,000 and a target annual bonus opportunity under the Management Incentive Program of fifty percent (50%) of her annual base salary with a limit on her maximum bonus opportunity of one hundred percent (100%) of her annual base salary. Ms. Fabricant was also granted an inducement grant of non-qualified options to purchase 70,000 shares of Company Common Stock at an exercise price of $26.88 per share, and 7,500 shares of Company restricted stock. Due to Ms. Fabricant’s departure in August 2010 she was not eligible for any bonus payment under our Management Incentive Program and she forfeited all of the options and shares referenced above (which were all unvested at the time of her departure).

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth unexercised stock options, stock that has not yet vested and equity incentive plan awards outstanding as of September 30, 2010, for each of our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Edward M. Krell (3)	7,000	—	—	10.21	01/17/12	—	—
	80,000	—	—	12.86	11/24/14	—	—
	8,000	2,000	—	10.01	11/28/15	—	—
	40,000	60,000	—	13.74	09/29/18	—	—
	—	—	100,000	13.74	09/29/18	—	—
	—	—	30,000	23.78	01/29/20	—	—
	—	—	—	—	—	8,000	263,360

Rebecca C. Matthias	8,000	—	—	10.01	11/28/15	—	—

Lisa Hendrickson (4)	100	—	—	7.70	11/15/11	—	—
	1,000	—	—	37.05	11/20/12	—	—
	800	—	—	12.86	11/24/14	—	—
	800	200	—	10.01	11/28/15	—	—
	4,000	1,000	—	29.24	05/12/16	—	—
	400	1,600	—	7.03	11/19/18	—	—
	—	—	10,000	23.78	01/29/20	—	—
	—	—	—	—	—	4,700	154,724

Judd P. Tirnauer (5) (4)	600	—	—	12.86	11/24/14	—	—
	1,000	1,000	—	10.01	11/28/15	—	—
	400	1,600	—	7.03	11/19/18	—	—
	—	—	20,000	23.78	01/29/20	—	—
	—	—	—	—	—	4,800	158,016

(1)

In addition to the Company’s customary five year service-based time vesting requirement, the 100,000 shares underlying the stock options issued to Mr. Krell on September 29, 2008, and all of the shares underlying the stock options issued to Mr. Krell, Ms. Hendrickson and Mr. Tirnauer in January 2010 (each a “Performance Grant”) will only be exercisable, if prior to the fifth anniversary of the date of grant (but no later than the cessation of the executive’s service), a change in control occurs or the closing price of the Company’s Common Stock shall have exceeded $30.00 for 30 consecutive trading days on the principal national securities exchange on which the Company’s Common Stock is listed or admitted to trading. This performance condition was satisfied during the first quarter of fiscal year 2011. As a result, 40,000 shares underlying stock options held by Mr. Krell which included this performance condition (which such options were issued on September 29, 2008 with an exercise price of $13.74 per share) vested in the first quarter of fiscal year 2011.

(2)	The market value is based upon the closing price of our Common Stock on September 30, 2010 ($32.92).

(3)

All stock options currently held by Mr. Krell vest in equal annual installments over a five year period. The 20,000 shares of restricted stock granted to Mr. Krell on November 22, 2006, of which 8,000 remain unvested, vest in equal annual installments over a five year period. All stock options and restricted stock held by Mr. Krell are subject to accelerated vesting upon death, disability, a termination without cause, a resignation for good reason or a change in control.

(4)

All stock options and shares of restricted stock currently held by Ms. Hendrickson vest in equal annual installments over a five year period. The stock options granted to Ms. Hendrickson are also subject to acceleration upon a change in control. 300 of the 750 shares of restricted stock granted to Ms. Hendrickson on November 22, 2006 remain unvested. 600 of the 1,000 shares of restricted stock granted to Ms. Hendrickson on November 21, 2007 remain unvested. 3,000 of the 5,000 shares of restricted stock granted to Ms. Hendrickson on January 24, 2008 remain unvested. 800 of the 1,000 shares of restricted stock granted to Ms. Hendrickson on November 19, 2008 remain unvested.

(5)

All stock options and shares of restricted stock currently held by Mr. Tirnauer vest in equal annual installments over a five year period. The stock options granted to Mr. Tirnauer are also subject to acceleration upon a change in control. The restricted stock award on July 23, 2008 is also subject to accelerated vesting upon a change in control. 400 of the 1,000 shares of restricted stock granted to Mr. Tirnauer on November 22, 2006 remain unvested. 600 of the 1,000 shares of restricted stock granted to Mr. Tirnauer on November 21, 2007 remain unvested. 3,000 of the 5,000 shares of restricted stock granted to Mr. Tirnauer on July 23, 2008 remain unvested. 800 of the 1,000 shares of restricted stock granted to Mr. Tirnauer on November 19, 2008 remain unvested.

Option Exercises and Stock Vested during Fiscal Year 2010

The following table sets forth options exercised by, and stock awards vested to, our named executive officers during our fiscal year 2010:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward M. Krell	—		—	9,000	232,150

Rebecca C. Matthias	123,509	(1)	2,335,335	10,000	329,200

Lisa Hendrickson	—		—	1,650	33,478

Judd P. Tirnauer	3,200		44,180	1,600	40,608

(1)	This amount reflects the net issuance of shares to Ms. Matthias in connection with her cashless exercise of stock options with respect to an aggregate of 158,475 shares.

Pension Benefits for Fiscal Year 2010

As discussed above, we entered into a Supplemental Retirement Agreement with Ms. Matthias on March 2, 2007 (the “SERP Agreement”). The amount of the benefit payable under the SERP Agreement is the actuarial present value of a single life annuity equal to 60% of Ms. Matthias’ “deemed final pay,” commencing upon cessation of employment. For this purpose, “deemed final pay” means Ms. Matthias’ annual base salary as of

March 2, 2007, increased by 3% for each new fiscal year, beginning before October 1, 2012, that occurs before Ms. Matthias’ cessation of employment. The benefit vested 33 1/3% on March 2, 2007. Starting on September 30, 2007 and on each September 30 thereafter until fully vested, the benefit vested either (i) 15%, if during that entire fiscal year Ms. Matthias provided continuous full-time service to the Company, or (ii) 7.5%, if during that entire fiscal year Mr. Matthias provided at least continuous 50% part-time service to the Company (subject to full acceleration if, following a change in control, her employment ceased due to a termination without cause or a resignation with good reason).

Ms. Matthias’ SERP Agreement was amended by the Letter Agreement entered into in connection with her retirement at the end of fiscal year 2010 (see the “Compensation Discussion and Analysis” for a further discussion of the Letter Agreement with Ms. Matthias). The amendment provides that, for purposes of determining the vested status of Ms. Matthias’ benefits under the SERP Agreement, Ms. Matthias will be credited with having served during fiscal year 2010 on a full-time basis. Accordingly, Ms. Matthias was fully vested in her benefits under the SERP Agreement upon her retirement. Those benefits were paid in December 2010 in a single lump sum of $4,166,000.

The following table sets forth pension or other benefits providing for payment at, following, or in connection with, retirement, granted or accrued to our named executive officers during our fiscal year 2010:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Rebecca C. Matthias	SERP Agreement	4	4,123,753	—

(1)

This number reflects Ms. Matthias’ years of service since the SERP Agreement was adopted and is relevant in determining the vested status of her SERP benefit. That said, Ms. Matthias had served us for more than 25 years prior to the implementation of the SERP Agreement and the SERP Agreement was adopted in recognition of this past service.

(2)

The value in this column represents the present value of our vested obligation under the SERP Agreement as recognized for financial reporting purposes for fiscal year 2010. Assumptions used in the calculation of this amount are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Potential Payments upon Termination or Change in Control

We have entered into agreements with each of our current named executive officers that provide payments and benefits to the executive in the event of his or her termination of employment under various circumstances, including a change of control. The following tables reflect the amount of compensation payable to each of our current named executive officers upon these various events. The amounts shown assume that such termination was effective as of September 30, 2010, the last day of our fiscal year, and thus includes termination-related amounts earned through such time. The amounts are calculated using various assumptions and are therefore only estimates of the amounts that could become payable to our current named executive officers. The actual amounts to be paid out can only be determined at the time of an actual termination or change in control.

General Amounts Due Upon Termination. Generally, upon a termination of employment for any reason, each current named executive officer is entitled to receive the payment of certain accrued obligations, including the following (none of which are included on the trigger event tables presented below for each named executive officer):

•	annual base salary through the date of termination, to the extent not paid;

•	any annual bonus earned but not previously paid with respect to a year ended prior to the date of termination;

•	any accrued, but unused, vacation pay;

•	any unreimbursed business expenses; and

•	the vested portion of the named executive officer’s supplemental retirement benefit (applicable only as to Ms. Matthias).

Edward M. Krell

Termination without Cause or Resignation due to Good Reason. Upon a termination of employment without “cause” or resignation due to “good reason,” Mr. Krell will be entitled to the following payments and/or benefits:

•

a cash lump sum payment equal to (A) three times the sum of (1) Mr. Krell’s annual base salary, plus (2) his target annual bonus amount, (B) any annual bonus payable for the year ended prior to the date of termination, and (C) any accrued but unpaid vacation pay;

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year;

•	all outstanding stock options, restricted stock and restricted stock units will become fully vested;

•	continued provision of an automobile and automobile insurance coverage for a period of 1 year following termination;

•	transfer of (but not further payment of premiums on) any key man life insurance policy then held on his life;

•	continued provision, for a period of 3 years, of supplemental long term disability premiums providing a monthly disability benefit of $18,000;

•

continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan until the earlier of (1) the end of the 3 year period following termination, or (2) his eligibility for Medicare or coverage under another employer’s group health plan (or in the case of his eligible dependents, cessation of their status as eligible dependents); and

•	payment for full outplacement services to an agency selected by Mr. Krell, based on customary fees charged by nationally rated firms engaged in such services.

Mr. Krell is bound by certain non-competition and non-solicitation covenants which extend for a period of 36 months following termination of employment.

Death. In the event of his termination of employment due to death, Mr. Krell’s executors, legal representatives or administrators will be entitled to the following payments and/or benefits:

•	payment of a pro-rata portion of the annual bonus he otherwise would be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

•	all outstanding stock options, restricted stock and restricted stock units will become fully vested.

Disability. In the event of his termination of employment due to disability, Mr. Krell will be entitled to the following payments and /or benefits:

•	monthly supplemental disability payments equal to one-twelfth (1/12) of his annual base salary as of the date of termination for a period of 30 months following the termination;

•

continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan until the earlier of (1) the end of the 30 month period following termination, or (2) his eligibility for Medicare or coverage under another employer’s group health plan (or in the case of his eligible dependents, cessation of their status as eligible dependents);

•	continued provision of an automobile and automobile insurance coverage for a period of 1 year following termination;

•	transfer of (but not further payment of premiums on) any key man life insurance policy then held on his life;

•	payment of a pro-rata portion of the annual bonus he otherwise would be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

•	all outstanding stock options, restricted stock and restricted stock units will become fully vested.

Amounts payable to Mr. Krell in the event of a termination due to disability will be reduced by (1) any disability or life insurance benefits payable to Mr. Krell, with respect to the same period, under any of our funded disability or death benefit plans, policies or arrangements, under the Social Security Act, or under Mr. Krell’s supplemental long-term disability polices for which the Company pays the premiums, and (2) by any amounts earned by Mr. Krell for the performance of personal services during the same period.

In addition, if it is determined that any payment by us to or for the benefit of Mr. Krell would be a so-called “excess parachute payment” and, therefore, result in the imposition on the executive of an excise tax under Section 4999 of the Code, Mr. Krell shall receive a payment sufficient to place him in the same after tax position as if no excise tax had been applicable (“parachute gross-up payment”), provided that the parachute gross-up payment will only be payable if the total of all payments by us to or for the benefit of Mr. Krell, inclusive of such parachute gross-up payment, (on an after tax basis to Mr. Krell) will be at least 20% more than the largest amount that could be payable to Mr. Krell (on an after tax basis to Mr. Krell) without causing the application of the excise tax described above. However, if Mr. Krell resigns his employment without good reason within the 6 month period immediately following a change in control, payments by us to or for the benefit of Mr. Krell shall be limited to the largest amount that could be payable to Mr. Krell without causing the application of the excise tax described above.

In order to receive any severance or termination payments or benefits described above, Mr. Krell is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

Cause. Mr. Krell’s employment may be terminated by us for “cause” upon the commission of any act of fraud, theft, misconduct, negligence, or Mr. Krell’s unwillingness or refusal to perform his job (other than by reason of illness, injury or incapacity).

Good Reason. Mr. Krell may terminate his employment for “good reason” upon the occurrence of any of the following without his prior consent: (i) a material, adverse change in title, authority or duties; (ii) a reduction in base salary or bonus opportunity; or (iii) a relocation of his principal worksite more than 50 miles. The foregoing events or conditions will only constitute “good reason” if Mr. Krell provides us with a written objection to the event or condition giving rise to the “good reason” within 90 days following the occurrence thereof and, if we do not reverse or otherwise cure the event or condition within 30 days of receiving that written objection, he then resigns his employment within 30 days following the expiration of that cure period.

Disability. Under Mr. Krell’s Employment Agreement, “disability” is defined as the executive’s inability, after any reasonable accommodation required by law, to perform his duties and responsibilities by reason of illness, injury or incapacity for more than six (6) consecutive months.

Change in Control. The “change in control” provisions of the executive’s Employment Agreement will be triggered upon the first to occur of any of the following:

•

the sale, transfer, assignment or other disposition (including by merger or consolidation) by our stockholders, in one transaction or a series of related transactions, of more than 35% of the voting power represented by our then outstanding stock to one or more persons, other than any such sales, transfers, assignments or other dispositions by such stockholders to their respective affiliates;

•	the sale of all or substantially all of our assets to any other person in any sale or series of related sales; or

•	any person becoming a beneficial owner of 35% or more of the votes entitled to be cast at an election of our directors.

Assuming one of the following events occurred on September 30, 2010, Mr. Krell’s payments and benefits have an estimated value of:

	Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($)		Health Benefit Continuation ($)		Other ($)		Value of Options Subject to Acceleration ($) (1)	Value of Restricted Stock Subject to Acceleration ($) (2)	Parachute Gross-up Payment ($)	Total ($)
For Cause	—		—		—		—		—	—	—	—

Voluntary Resignation (without Good Reason)	—		—		—		—		—	—	—	—

Death	—		1,123,200	(3)	—		—		3,388,820	263,360	—	4,775,380

Disability	1,586,406	(4)	1,123,200	(3)	37,482	(5)	24,857	(6)	3,388,820	263,360	—	6,424,125

Without Cause or for Good Reason	3,900,000	(7)	1,123,200	(3)	44,978	(8)	155,198	(9)	3,388,820	263,360	—	8,875,556

Without Cause or for Good Reason in connection with a Change in Control	3,900,000	(7)	1,123,200	(3)	44,978	(8)	155,198	(9)	3,388,820	263,360	— (10)	8,875,556

Change in Control (without termination)	—		—		—		—		3,388,820	263,360	— (10)	3,652,180

(1)

This amount represents the value of otherwise unvested stock options to purchase an aggregate of 192,000 shares of Common Stock, based on the difference between the exercise price of the options and $32.92, the closing price of our Common Stock on September 30, 2010. The actual value ultimately realized with respect to these options, if any, will vary depending on the date the options are exercised.

(2)	This amount represents the value of 8,000 shares of otherwise unvested Common Stock, based on $32.92, the closing price of our Common Stock on September 30, 2010.

(3)	This amount represents a cash bonus paid to Mr. Krell in November 2010 under our Management Incentive Program for fiscal year 2010 performance.

(4)

This amount represents the estimated present value of 30 months of supplemental disability payments equal to one-twelfth of Mr. Krell’s annual base salary as of September 30, 2010, including the value of any benefit payable under our long-term disability plan and under Mr. Krell’s supplemental long-term disability policies for which the Company pays the premiums. The aggregate benefit payable under the long-term disability policies for which we pay the premiums for the 30 month period would be $531,000.

(5)	This amount represents premium payments for 30 months of health coverage.

(6)

This amount represents the value of the following benefits: (1) use of an automobile and automobile insurance coverage for 12 months, with an estimated aggregate value of $24,117, and (2) the transfer to Mr. Krell of a key man term life insurance policy on Mr. Krell’s life, with an estimated value of $740 (representing the premium paid in fiscal year 2010).

(7)	This amount is equal to three times the sum of (1) Mr. Krell’s annual base salary as of September 30, 2010, and (2) the target annual bonus payable to Mr. Krell for fiscal year 2010.

(8)	This amount represents premium payments for 36 months of health coverage.

(9)

This amount represents the value of the following benefits: (i) use of an automobile and automobile insurance coverage for 12 months, with an estimated aggregate value of $24,117, (ii) 36 months of premiums for a supplemental long-term disability policy with a $18,000 monthly benefit, with an estimated aggregate value of $32,841, (iii) the transfer to Mr. Krell of a key man term life insurance policy on Mr. Krell’s life, with an estimated value of $740 (representing the premium paid in fiscal year 2010), and (iv) payment of full outplacement services, with an estimated aggregate value of $97,500 (for one year of services).

(10)

Mr. Krell’s non-competition commitments extend for three years beyond his termination of employment. Our parachute gross-up analysis includes an assumption that Mr. Krell’s non-compete commitments have a fair market value of $2,600,000 which amount is equal to two times the sum of (1) Mr. Krell’s fiscal year 2010 base salary and (2) Mr. Krell’s target annual bonus for fiscal year 2010. While we have not solicited a formal valuation of the non-compete, based on Mr. Krell’s role and responsibilities with us, we believe the value is reasonable. The Company’s parachute gross-up analysis is based on a variety of other assumptions, including, without limitation, that all stock options would be cashed out upon closing of the relevant transaction.

Lisa Hendrickson

As discussed above, in November 2009, the Committee established an opportunity for Ms. Hendrickson to earn a special retention bonus of $216,884 if she remained continuously employed by the Company through December 15, 2010. Such special bonus was also payable to Ms. Hendrickson if her employment was terminated by the Company without cause prior to December 15, 2010. Also, as discussed above, in November 2010, the Committee established a similar opportunity for Ms. Hendrickson to earn a special cash bonus of $100,000 if she remains continuously employed by the Company through December 10, 2011. Such special bonus would also be paid to Ms. Hendrickson if her employment is terminated by the Company without cause prior to December 10, 2011.

Additionally, under the terms of Ms. Hendrickson’s stock option awards, the vesting of those awards would accelerate in the event of a change in control.

Under Ms. Hendrickson’s Agreement with the Company dated October 13, 2010, she may become entitled to certain severance benefits, as further described below:

Termination without Cause or Resignation due to Good Reason in the 90 Day Period Prior to or the 12 Month Period Following a Change in Control. If a change in control of the Company occurs within the next three years and, within the period beginning 90 days before and ending one year after that transaction, Ms. Hendrickson’s employment ceases due to a termination without “cause” or a resignation with “good reason,” Ms. Hendrickson will be entitled to the following payments and/or benefits:

•	monthly severance payment of one-twelfth base salary for a period equal to 12 months; and

•

continued coverage (for herself and, to the extent covered immediately prior to the date of termination, her spouse and eligible dependents) under our group health plan for 12 months following termination.

In order to receive any severance or termination payments or benefits described above, Ms. Hendrickson is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

Cause. For purposes of the Hendrickson Agreement, “cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a crime, other than a minor traffic offense; (ii) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription); (iii) willful misconduct or gross negligence in the course of employment; (iv) material breach of any published Company policy, including (without limitation) the Company’s ethics guidelines, insider trading policies or policies regarding employment practices; (v) material breach of any agreement with or duty owed to the Company or any of its affiliates; or (vi) refusal to perform the lawful and reasonable directives of a supervisor.

Good Reason. Ms. Hendrickson may terminate her employment for “good reason” upon the occurrence of any of the following without her prior consent: (i) a reduction in base salary or (ii) a relocation of her principal worksite more than 50 miles. The foregoing events or conditions will only constitute “good reason” if Ms. Hendrickson provides us with a written objection to the event or condition giving rise to the “good reason” within 30 days following the occurrence thereof and, if we do not reverse or otherwise cure the event or condition within 30 days of receiving that written objection, she then resigns her employment within 30 days following the expiration of that cure period.

Change in Control. The “change in control” provisions of the Hendrickson Agreement will be triggered upon the first to occur of any of the following:

•	any person becoming a beneficial owner of 50% or more of the votes entitled to be cast at an election of our directors;

•

a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event;

•	the sale of all or substantially all of our assets to any other person in any sale or series of related sales;

•	a liquidation or dissolution of the Company; or

•	any similar event deemed by the Board to constitute a Change in Control.

Consistent with SEC rules, the table below is intended to illustrate the payments and benefits to which Ms. Hendrickson would become entitled upon a termination of her employment or a change in control on September 30, 2010. However, although the Hendrickson Agreement was not in effect until October, 2010, in order to provide the most meaningful disclosure to our stockholders, we have prepared this table as though the Hendrickson Agreement was in effect on September 30, 2010.

	Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($)	Health Benefit Continuation ($)	Accelerated Special Bonus ($)		Value of Options Subject to Acceleration ($) (1)	Total ($)
Without Cause or for Good Reason	—		—	—	216,884	(2)	—	216,884

Without Cause or for Good Reason 90 days before or 12 months after a Change in Control	433,768	(3)	—	— (4)	216,884	(2)	141,086	791,738

Change in Control (without termination)	—		—	—	—		141,086	141,086

(1)

This amount represents the value of otherwise unvested stock options to purchase an aggregate of 12,800 shares of Common Stock, based on the difference between the exercise price of the options and $32.92, the closing price of our Common Stock on September 30, 2010. The actual value ultimately realized with respect to these options, if any, will vary depending on the date the options are exercised.

(2)	This payment reflects an acceleration of the special retention bonus otherwise payable to Ms. Hendrickson (and actually paid) in December 2010.

(3)	This amount is equal to 12 months of Ms. Hendrickson’s monthly base salary as of September 30, 2010.

(4)	Ms. Hendrickson would be entitled to 12 months of continued group health coverage. However, Ms. Hendrickson was not a participant in the Company’s group health coverage on September 30, 2010.

Judd P. Tirnauer

As discussed above, in November 2010, the Committee established an opportunity for Mr. Tirnauer to earn a special retention bonus of $45,084 if he remains continuously employed by the Company through December 10, 2011. Such special bonus would also be paid to Mr. Tirnauer if his employment is terminated by the Company without cause prior to December 10, 2011.

Additionally, under the terms of Mr. Tirnauer’s stock option and restricted stock awards, the vesting of those awards would accelerate in the event of a change in control.

Under the terms of his Employment Agreement, Mr. Tirnauer has the following severance rights:

Termination without Cause or Resignation due to Good Reason. Upon a termination of employment without “cause” or resignation due to “good reason,” Mr. Tirnauer will be entitled to the following payments and/or benefits:

•	monthly severance payment of one-twelfth base salary for a period equal to 12 months;

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

•

continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan until the end of the 1 year period following termination.

Termination without Cause or Resignation due to Good Reason in the 12 Month Period Following a Change in Control. Upon a termination of employment without “cause” or resignation due to “good reason,” in the 12 month period immediately following a “change in control,” Mr. Tirnauer will be entitled to the following payments and/or benefits:

•	monthly severance payment of one-twelfth base salary for a period equal to 18 months;

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

•

continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan for 18 months following termination.

Mr. Tirnauer is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. In order to receive any severance or termination payments or benefits described above, Mr. Tirnauer is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

Cause. Mr. Tirnauer’s employment may be terminated by us for “cause” upon the commission of any act of fraud, theft, misconduct, negligence, or Mr. Tirnauer’s unwillingness or refusal to perform his job (other than by reason of illness, injury or incapacity).

Good Reason and Change in Control. The definitions of “good reason” and “change in control” in Mr. Tirnauer’s Employment Agreement are substantially the same as those described above with respect to Mr. Krell’s agreement.

Assuming one of the following events occurred on September 30, 2010, Mr. Tirnauer’s payments and benefits have an estimated value of:

	Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($)		Health Benefit Continuation ($)		Value of Options Subject to Acceleration ($) (1)	Value of Restricted Stock Subject to Acceleration ($) (2)	Total ($)
Without Cause or for Good Reason	331,500	(3)	286,416	(4)	10,296	(5)	—	—	628,212

Without Cause or for Good Reason 12 months after a Change in Control	497,250	(6)	286,416	(4)	15,444	(7)	247,134	158,016	1,204,260

Change in Control (without termination)	—		—		—		247,134	158,016	405,150

(1)

This amount represents the value of otherwise unvested stock options to purchase an aggregate of 22,600 shares of Common Stock, based on the difference between the exercise price of the options and $32.92, the closing price of our Common Stock on September 30, 2010. The actual value ultimately realized with respect to these options, if any, will vary depending on the date the options are exercised.

(2)	This amount represents the value of 4,800 shares of otherwise unvested Common Stock, based on $32.92, the closing price of our Common Stock on September 30, 2010.

(3)	This amount is equal to 12 months of Mr. Tirnauer’s monthly base salary as of September 30, 2010.

(4)	This amount represents a cash bonus paid to Mr. Tirnauer in November 2010 under our Management Incentive Program for fiscal year 2010 performance.

(5)	This amount represents premium payments for 12 months of continued group health coverage.

(6)	This amount is equal to 18 months of Mr. Tirnauer’s monthly base salary as of September 30, 2010.

(7)	This amount represents premium payments for 18 months of continued group health coverage.

Rebecca Matthias Letter Agreement

As described above in the Compensation Discussion and Analysis, Ms. Matthias entered into a Letter Agreement with us in connection with her retirement as President and Chief Creative Officer. In connection with that retirement, no severance benefits became payable to Ms. Matthias. Ms. Matthias is, however, entitled to certain retiree medical benefits for the remainder of her life, the estimated present value of which was $170,034 as of September 30, 2010. See “Pension Benefits for Fiscal Year 2010” for a description of the non-qualified pension that was payable to Ms. Matthias following her retirement.

Emilia Fabricant

The Company announced the hiring of Emilia Fabricant as its President on May 24, 2010. In connection with such hiring, the Company entered into (and the Compensation Committee approved) an employment agreement, a restricted stock award agreement and a stock option award agreement with Ms. Fabricant. However, effective as of the close of business on August 3, 2010, Ms. Fabricant voluntarily resigned from her employment as President of the Company. Ms. Fabricant was not entitled to (and did not receive) any severance payments or benefits in connection with her resignation.

PROPOSALS FOR CONSIDERATION BY THE STOCKHOLDERS

ELECTION OF DIRECTORS

(PROPOSAL 1)

Currently, our Board of Directors has eleven members. The Board of Directors intends to decrease its size to seven members pending the results of this election. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for each of the nominees named below for one year terms expiring at the next annual meeting of stockholders. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee’s place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director:

Arnaud Ajdler, 35, has served as a director of the Company since March 2008. Mr. Ajdler has been a Managing Director of Crescendo Partners II, L.P. since December 2005. Mr. Ajdler also serves as a director of Charming Shoppes, Inc., and as a director and on the compensation and human resources committee of O’Charley’s Inc. Since its inception in June 2006, Mr. Ajdler has served as a member of the board of directors and the Secretary of Rhapsody Acquisition Corp., an OTC Bulletin Board-listed blank check company formed to effect a business combination with an operating business. From June 2004 until June 2006, Mr. Ajdler also served as the Chief Financial Officer, a director and the Secretary of Arpeggio Acquisition Corporation. Arpeggio completed its business combination with Hill International, Inc. in June 2006 and since such time Mr. Ajdler has served as a director of the surviving company, a NYSE listed company. From August 2006 until the company was acquired in October 2007, Mr. Ajdler served as a director of The Topps Company, Inc. As a managing director of a private equity investment firm that has investments in a number of apparel companies, Mr. Ajdler has gained extensive knowledge of our industry. He also brings significant experience gained from service on the board of directors of several companies and his current service as a director and member of the compensation committee of another publicly-traded company.

Barry Erdos, 66, has served as a director since January 2010. Mr. Erdos is a consultant in the retail industry. Mr. Erdos served as Chief Executive Officer of F.A.O. Schwarz, Inc. from March 2009 until its acquisition by Toys “R” Us in May 2009. From 2005 until 2008, Mr. Erdos was director of Bluefly, Inc. where he was also President and Chief Operating Officer in 2008. Prior to joining Bluefly, Inc., Mr. Erdos held senior management positions with prominent retailers, including President and Chief Operating Officer of Build A Bear Workshop, Chief Operating Officer of Ann Taylor, Inc., Chief Operating Officer of J. Crew Group, and Executive Vice President and Chief Financial Officer of The Limited Inc.’s Limited Express division. Mr. Erdos qualifies as an “audit committee financial expert” satisfying the rules of the SEC. Mr. Erdos’s qualification as an audit committee financial expert as well as his extensive management experience make him highly qualified to serve both as a director of the Company and a financial expert on the Audit Committee. Through his experience in various senior management positions at several publicly-traded retail companies and as a self-employed retail consultant, Mr. Erdos has gained relevant expertise that he will draw upon in advising us with respect to our listing and filing compliance.

Joseph A. Goldblum, 61, an attorney, has served as a director of the Company since 1989. Mr. Goldblum has been President of G-II Equity Investors, Inc., a general partner of G-II Family Partnership L.P (“G-II”), since May 1989. G-II was one of the original private equity investors in the Company. Prior to starting G-II, Mr. Goldblum was for five years the Senior Vice President of Operations of McKesson Corporation, the largest pharmaceutical distributor in the world. As a result of G-II investments, Mr. Goldblum currently serves as Chairman of the Board of four successful private companies involved in international sourcing, manufacturing, distribution and e-commerce. Mr. Goldblum also serves as the Chair of the Board of the Philadelphia Mural Arts Advocates which is one of the country’s most respected and innovative programs using art to positively transform individuals and communities. Mr. Goldblum has hands-on experience in logistics and global supply chain sourcing and distribution. His broad business background and committed service to our Company since 1989 has afforded him with unique insight into the changing landscape of our business and how shifts in the retail business specifically affect our Company.

Edward M. Krell, 48, has served as a director of the Company and its Chief Executive Officer since October 1, 2008 and as its President since August 3, 2010. He has served as a senior executive of the Company for nearly nine years and has nearly 25 years of business experience encompassing apparel, retail, finance and overall management. From January 2002 to November 2003, Mr. Krell served as the Company’s Senior Vice President—Chief Financial Officer and then served as the Company’s Executive Vice President—Chief Financial Officer from November 2003 to May 2007. In May 2007, Mr. Krell was named the Company’s Chief Operating Officer & Chief Financial Officer and served in this role until July 2008, when he was named Chief Operating Officer of the Company, a role which he held until his October 2008 appointment as Chief Executive Officer. Prior to joining us, Mr. Krell served in various senior financial management positions, including having served as Chief Financial Officer of London Fog Industries, Inc., a wholesale and retail distributor of rainwear and outerwear. Mr. Krell began his career as an investment banker with Kidder, Peabody & Co. Incorporated and earned an M.B.A. degree from Stanford University and a B.A. degree from Harvard University. Mr. Krell’s current service as the Company’s Chief Executive Officer and his service in senior executive officer positions with the Company since 2002, combined with his extensive experience in the retail business, provide him with comprehensive insight into our business and the operation of our Company.

Melissa Payner-Gregor, 52, has served as a director of the Company since August 2009. Ms. Payner-Gregor has been the Chief Executive Officer of Bluefly, Inc. since August 2004, having previously served as President of Bluefly from September 2003. Prior to joining Bluefly, Ms. Payner-Gregor held senior management positions with prominent retailers and consumer products companies, including Chief Executive Officer and President of Spiegel Catalog and President of Chico’s FAS. Ms. Payner-Gregor’s experience as manager of several successful retail establishments allows her to bring an important perspective to our Board of Directors, given the Company’s participation in the retail market. Through her experience as the chief executive officer of a leading online retailer and senior manager of several other successful retailers, Ms. Payner-Gregor brings significant knowledge to our Board of Directors in the areas of business operations, risk management and corporate governance.

William A. Schwartz, Jr., 71, has served as a director of the Company since August 1998. Mr. Schwartz is President and Chief Executive Officer of U.S. Vision, Inc., a retailer of optical products and services, a position that he has held since 1995. Mr. Schwartz currently is a director of each of U.S. Vision, Inc. and Alfred Angelo, Inc. He also served as a director of Commerce Bank and TD Banknorth, Inc. Mr. Schwartz’s significant leadership, strategic planning and operational experience in a diverse range of disciplines and businesses give him the perspective to isolate issues that are specific to and important for our industry. He also brings significant experience gained from his service on the board of directors of other companies.

B. Allen Weinstein, 64, has served as a director of the Company since January 2010. Since August 2009, Mr. Weinstein has been the Chief Executive Officer of Body Central (Body Shop of America, Inc.) where he also serves as a director. Prior to joining Body Central, Mr. Weinstein was the Executive Vice President-Chief Merchandising Officer of The Cato Corporation from 2005 to 2009, having previously served as Executive Vice President, Chief Merchandising Officer of the Cato Division since 1997. From 1995 to 1997, Mr. Weinstein was Senior Vice President-Merchandising of Catherines Stores Corporation. From 1981 to 1995, he served as Senior Vice President of Merchandising of Beall’s, Inc. Mr. Weinstein’s extensive senior management experience in other apparel companies exposes him to various retail business techniques, and provides him with relevant expertise in retailing that he brings to the Company’s Board of Directors.

The Board of Directors recommends a vote FOR Proposal 1 to elect all Nominees to the Board of Directors for a One-Year Term Expiring at the next Annual Meeting of Stockholders.

APPROVAL OF

AMENDMENT OF THE COMPANY’S

2005 EQUITY INCENTIVE PLAN

(PROPOSAL 2)

At the Annual Meeting, stockholders will be asked to approve an amendment (the “Amendment”) of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company’s Common Stock present or represented and entitled to vote at the Annual Meeting. If approved, the Amendment will increase the number of shares of Common Stock available for issuance under the 2005 Plan from 700,000 (not more than 350,000 of which have been or would be used for restricted stock or restricted stock unit awards) to 1,000,000 (not more than 500,000 of which have been or would be used for restricted stock or restricted stock unit awards). The terms of the 2005 Plan and information regarding options granted thereunder is summarized below.

Background

The 2005 Plan was first approved by stockholders at our annual meeting on January 20, 2006. An amendment to the plan was approved by stockholders at our annual meeting on January 23, 2009 to increase the number of shares of Common Stock available for issuance under the 2005 Plan from 500,000 (not more than 250,000 of which have been or would be used for restricted stock or restricted stock unit awards) to 700,000 (not more than 350,000 of which have been or would be used for restricted stock or restricted stock unit awards).

As of December 31, 2010, options to purchase 311,600 shares of Common Stock were outstanding under the 2005 Plan; 10,300 shares of Common Stock had been issued upon exercise of options previously granted under the 2005 Plan, 82,880 restricted shares of Common Stock issued under the 2005 Plan remained outstanding and subject to forfeiture, and 158,598 shares of restricted shares of Common Stock issued under the 2005 Plan had become non-forfeitable. Thus, as of December 31, 2010, 136,622 shares of Common Stock remained available for issuance in respect of new awards under the 2005 Plan, and not more than 108,522 of those shares could be issued in respect of new restricted stock or restricted stock unit awards. The Committee has not yet made any determinations as to equity awards for employees based on fiscal year 2010 performance.

The Board of Directors is concerned that the number of shares remaining under the 2005 Plan will not be sufficient to support our equity incentive programs beyond the end of fiscal year 2011 and, accordingly, has adopted the Amendment, subject to stockholder approval. The Amendment increases the number of shares of Common Stock available for issuance under the 2005 Plan by 300,000.

Reasons for Stockholder Approval

The Board of Directors seeks stockholder approval of the Amendment to comply with applicable Nasdaq listing requirements. Approval of the Amendment will also extend by two years (until the 10th anniversary of the Annual Meeting) the period during which the Board of Directors or the Compensation Committee may grant “incentive stock options” under the 2005 Plan, which options have the potential to provide the recipients with certain advantageous federal income tax treatment, as further described below under the heading “Federal Income Tax Consequences of the Awards Granted under 2005 Plan.”

Approval of the Amendment is also sought to permit the 2005 Plan to continue to be used for the grant awards eligible for exemption from the deduction limitation of Section 162(m) of the Internal Revenue Code (the “Code”) (see “Section 162(m),” below, for more information). Accordingly, approval of the Amendment will extend by two years (until the 5th anniversary of the Annual Meeting) the period during which the performance metrics described below under the heading “Performance Awards” may be used as the basis for awards intended to be exempt from the deduction limitations of Section 162(m) of the Code. Finally, approval of the Amendment will also affirm the 2005 Plan’s existing eligibility criteria (as described below under the heading “Eligibility”) and existing limit on the number of shares subject to awards granted to a single participant in one calendar year (as described below under the heading “Shares Available and Award Limitations”).

The Amendment will not become effective unless and until stockholder approval is obtained. If stockholders do not approve the Amendment, the 2005 Plan will instead remain in effect in accordance with its pre-existing terms.

Board Recommendation

The Board of Directors believes that the Amendment is necessary to enable the Company to (i) continue to provide reasonable and competitive compensation to its employees and other service providers and thereby attract and retain the most qualified personnel, and (ii) continue to link pay to performance and thereby encourage the creation of additional stockholder value.

Accordingly, the Board of Directors recommends that you vote “FOR” the Amendment.

Summary of the 2005 Plan

The following is a brief description of the material features of the 2005 Plan (as modified by the Amendment). This summary does not purport to be a complete description of all of the provisions of the 2005 Plan. It is qualified in its entirety by reference to the full text of the 2005 Plan (as modified by the Amendment), which has been filed with the SEC with this proxy statement and is attached hereto as Appendix A.

Shares Available and Award Limitations. As of December 31, 2010, 136,622 shares of our Common Stock remained available for future awards under the 2005 Plan (108,522 of which were available for restricted stock or restricted stock unit awards). If the Amendment is approved, 300,000 additional shares of Common Stock will be available for issuance under the 2005 Plan (150,000 of which would be available for restricted stock or restricted stock unit awards). On January 12, 2011, the last reported sale price of our Common Stock on the Nasdaq Global Market was $41.00 per share.

If and to the extent awards granted under the 2005 Plan terminate, expire, cancel, or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the 2005 Plan. Additionally, to the extent any shares subject to an award are withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, those shares will again be available for grant under the 2005 Plan.

In the event of any recapitalization, reorganization, merger, spin-off, stock split or combination, stock dividend or other similar event or transaction, substitutions or adjustments will be made by the Board of Directors to: (i) the aggregate number, class and/or issuer of the securities reserved for issuance under the 2005 Plan; (ii) the number, class and/or issuer of securities subject to outstanding awards; and (iii) the exercise price of outstanding options or stock appreciation rights, in each case in a manner that reflects equitably the effects of such event or transaction.

No participant will, in a single calendar year, be granted awards under the 2005 Plan with respect to more than 200,000 shares of our Common Stock.

Administration. The 2005 Plan is administered and interpreted by the Board of Directors or by a committee of the Board of Directors (the “Committee”) consisting of not less than two members who are “non-employee directors” of the Company, as defined in Rule 16b-3 of the Securities Exchange Act of 1934 and who may also be, to the extent deemed necessary to comply with Section 162(m) of the Code, “outside directors” as that term is defined in relevant Treasury regulations. The authority of the Board of Directors and any Committee appointed by the Board of Directors are co-extensive. Therefore, for the remainder of this discussion, references to the Committee will be deemed to include the Board of Directors.

The Committee has authority to grant awards under the 2005 Plan and determine the terms of such awards, including the persons to whom awards are to be granted, the type and number of awards to be granted and the number of shares of the Company’s Common Stock to be covered by each award. The Committee also specifies the time(s) and conditions upon which awards will be exercisable or settled. The Committee is also empowered to interpret the 2005 Plan and any award agreement and to correct any defect, supply any omission and to reconcile any inconsistency contained in the 2005 Plan or any award agreement.

Awards. Awards granted under the 2005 Plan may consist of incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Each award is subject to the terms and conditions set forth in the 2005 Plan and to any other terms and conditions specified by the Committee and memorialized in a written award agreement.

Eligibility. Employees, directors, consultants and other service providers of the Company and its affiliates are eligible to participate in the 2005 Plan, provided, however, that only employees of the Company or its subsidiaries are eligible to receive incentive stock options.

Stock Options.

General. The Committee may grant options qualifying as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code and/or non-qualified stock options (“NQSOs”).

Term, Purchase Price, Vesting and Method of Exercise of Options. The exercise price of any stock option granted under the 2005 Plan will be the fair market value of such stock on the date the option is granted.

The Committee may determine the option exercise period for each option; provided, however, that the exercise period may not exceed ten (10) years from the date of grant. Vesting for each option will also be determined by the Committee.

Generally, payment of the option price will be made in cash, or with the Committee’s consent, in shares of our Common Stock having a fair market value on the date of exercise equal to the option price, or by such other means as the Committee may permit. The participant must pay the option price and the amount of withholding tax due, if any, at the time of exercise.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) under the 2005 Plan. Upon exercise of a SAR, the participant is entitled to receive an amount equal to the difference between the fair market value of our Common Stock underlying the SAR on the date of exercise and the fair market value of our Common Stock underlying the SAR on the date of grant. Such amount may be paid in cash or shares of our Common Stock, as determined by the Committee.

Effects of Termination of Service with the Company. Generally, unless provided otherwise in the award agreement, the right to exercise any option or SAR terminates ninety (90) days following termination of the participant’s relationship with the Company for reasons other than death, disability or termination for “cause” as defined in the 2005 Plan. If the participant’s relationship with the Company terminates due to death or disability, unless provided otherwise in the award agreement, the right to exercise an option or SAR will terminate the earlier of one year following such termination or the original expiration date. If the participant’s relationship with the Company is terminated for “cause”, any option or SAR not already exercised will automatically be forfeited as of the date of such termination.

Restricted Stock Awards. The Committee may issue restricted shares of our Common Stock under the 2005 Plan. A restricted stock award is an award of shares that will vest based on the occurrence of a condition specified by the Committee (such as the completion of a period of service or attainment of a performance goal).

If a participant’s employment terminates before the vesting condition is fulfilled, the shares will be forfeited. While the shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares. Unless otherwise determined by the Committee, an award of restricted stock entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon.

Restricted Stock Units. The Committee may issue restricted stock units (“RSUs”) under the 2005 Plan. A RSU is a contractual promise to issue shares (or pay the value of shares) at a specified future date, subject to fulfillment of vesting conditions specified by the Committee. A RSU award carries no voting or dividend rights or other rights associated with stock ownership. A RSU award may be settled in shares of our Common Stock, cash, or in any combination of Common Stock and/or cash, as determined by the Committee.

Performance Awards. The Committee may grant performance awards under the 2005 Plan, which may be denominated as a number of shares of our Common Stock or a specified number of other awards (or a combination of both). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted, settled or becoming vested under the 2005 Plan, or as a condition to accelerating the timing of such events.

The performance criteria associated with that award will be based on one or more of the following: (1) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earnings per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, the price of our Common Stock or a combination of the foregoing; (2) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, our bank debt or other public or private debt or financial obligations; (3) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or (4) such other business criteria specified by the Committee, provided that such criteria does not cause a performance award intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code to fail to so qualify. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, affiliates or products. In addition, performance goals may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

The Committee may provide, at the time a performance goal is established, that adjustments will be made to the applicable performance goal to take into account, in the manner specified by the Committee, the impact of one or more of the following: (1) gain or loss from all or certain claims and/or litigation and insurance recoveries, (2) the impairment of tangible or intangible assets, (3) stock-based compensation expense, (4) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (5) restructuring activities reported in the Company’s public filings, (6) investments, dispositions or acquisitions, (7) gain or loss from the disposal of certain assets, (8) gain or loss from the early extinguishment, redemption, or repurchase of debt, (9) cash or non-cash charges related to store closing expenses, (10) changes in accounting principles that become effective during the performance period, or (11) such other items specified by the Committee, provided that such adjustment does not cause a performance award intended to constitute qualified performance-based compensation under Section 162(m) of the Code to cease to so qualify. Each of the adjustments described in this paragraph may relate to the whole Company or to any subsidiary, division or other operational unit of the Company, as determined by the Committee at the time the performance goals are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to the Company’s stock to reflect changes in corporate capitalization, such as stock splits and reorganizations.

The adoption, disclosure and approval of the foregoing performance criteria are intended to enable the issuance of awards that will constitute “qualified performance-based compensation” exempt from the deduction limitations of Section 162(m) of the Code.

Amendment and Termination of the 2005 Plan. The Board of Directors may amend, alter or discontinue the 2005 Plan at any time, provided however, that any amendment that increases the aggregate number of shares of our Common Stock that may be issued under the 2005 Plan or modifies the requirements as to eligibility for participation, will be subject to approval by our stockholders.

The 2005 Plan will not expire on any particular date. The Committee may continue to grant awards so long as shares remain available, provided that no new ISOs will be granted after the 10th anniversary of the Annual Meeting.

Change in Control of the Company. In the event of a change in control of the Company, the Committee has discretion to, among other things, accelerate the vesting of outstanding awards, cash out outstanding awards or exchange outstanding awards for similar awards of a successor company. A “change in control” of the Company will be deemed to have taken place upon:

•	the acquisition by any person of direct or indirect ownership of securities representing more than 50% of the voting power of the Company’s then outstanding stock;

•

a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event;

•	the sale of substantially all the assets of the Company;

•	the liquidation or dissolution of the Company; or

•	the occurrence of any similar transaction deemed by the Board of Directors to constitute a change in control.

Federal Income Tax Consequences of Awards Granted under the 2005 Plan

Set forth below is a general description of the federal income tax consequences relating to awards granted under the 2005 Plan. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

NQSOs. There are no federal income tax consequences to participants or to the Company upon the grant of a NQSO. Upon the exercise of a NQSO, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and the Company generally will be entitled to a corresponding federal income tax deduction at that time. Shares issued upon the exercise of a NQSO will have a tax basis equal to their fair market value on the date of exercise, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

ISOs. Participants will not be subject to federal income taxation upon the grant or exercise of an ISO and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss equal to the difference between the amount realized on the sale and the option exercise price and the Company will not be entitled to any tax deduction in connection therewith.

If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

SARs. The participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income equal to the value of the shares of our Common Stock and/or cash received upon such exercise, and the Company will be entitled to a congruent deduction. Shares received in connection with the exercise of a SAR will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Restricted Stock. A participant normally will not recognize taxable income upon the award of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the shares of Common Stock subject to the award are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares of Common Stock at that time and the amount paid by the participant for the shares, if any. The Company will be entitled to a deduction equal to the income recognized by the participant.

A participant may, however, elect to recognize ordinary income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of the shares of Common Stock at that time, determined without regard to any restrictions, and the amount paid by the participant for the shares, if any. In this event, the Company will be entitled to a deduction equal to the amount recognized as compensation by the participant in the same year. In addition, in this event, the participant will not be required to recognize any taxable income upon vesting of the shares. If, after making the election, any shares subject to the award are forfeited, the participant will not be entitled to any tax deduction or refund with respect to taxes previously paid.

In either case, the tax basis of shares subject to a restricted stock award will be equal to their fair market value on the date the participant recognizes ordinary income with respect to the award, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

RSUs. A participant will not recognize taxable income upon the grant of a RSU. At the time shares and/or cash are paid to a participant in settlement of the RSU, the participant will recognize ordinary income equal to the value of the shares and/or cash and the Company will be entitled to a congruent deduction. Shares issued in settlement of a RSU award will have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Performance Awards. If a performance award is settled by the issuance of unrestricted shares of our Common Stock, the participant receiving the shares will recognize ordinary income equal to the value of the shares at the time of issuance and the Company will be entitled to a congruent deduction. Those shares will then have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

If a performance award is settled by the issuance of another type of award under the 2005 Plan, the tax consequences of that other award will be the same as described above with respect to the relevant type of award.

Section 162(m). Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement, excluding the issuer’s principle financial officer). “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit. Under the 2005 Plan, options or SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, awards that are conditioned upon achievement of certain performance goals may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the 2005 Plan will be fully deductible under all circumstances.

New Plan Benefits

Awards are granted under the 2005 Plan in the discretion of the Committee. Accordingly, other than with respect to non-employee directors, it is not possible to determine the number, name or positions of persons who will benefit from the Amendment, if it is approved by stockholders, or the terms of any such benefits. In accordance with the Company’s current non-employee director compensation policy (described above under the heading “Compensation of Directors”), the Company grants each non-employee director 2,000 shares of restricted stock following the annual meeting of stockholders each year. Additionally, the Company grants the Non-Executive Chairman of the Board an additional 1,000 shares of restricted stock upon his election or re-election to that position following the annual meeting of stockholders each year. Information regarding the Company’s recent practices with respect to stock-based compensation of named executive officers is presented in the “Grants of Plan-Based Awards” table and “Outstanding Equity Awards at 2010 Fiscal Year-End” table.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of September 30, 2010, regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	580,074	(1)	$15.58	133,571	(2)

Equity compensation plans not approved by security holders (3)	—		—	—

Total	580,074		$15.58	133,571

(1)	Reflects shares subject to options outstanding under the Company’s Amended and Restated 1987 Stock Option Plan (the “1987 Plan”), the 1994 Director Stock Option Plan and the 2005 Plan.

(2)	Reflects shares available under the 2005 Plan (105,771 of which may be issued as shares of restricted stock).

(3)	The Company does not maintain any equity compensation plans that have not been approved by the stockholders.

The Board of Directors recommends a vote FOR Proposal 2 to approve the adoption of the Amendment of the Destination Maternity Corporation 2005 Equity Incentive Plan.

RATIFICATION OF

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL 3)

The Audit Committee of our Board of Directors has appointed the firm of KPMG LLP as independent registered public accountants to audit and report on the consolidated financial statements of the Company and its subsidiaries for fiscal year 2011, and to perform such other appropriate accounting and related services as may be required by the Audit Committee. KPMG LLP has served as our independent registered public accountants since June 6, 2002. The Board of Directors recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

The submission of the appointment of KPMG LLP is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent registered public accountants will be considered by the Board of Directors. If KPMG LLP shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent registered public accountants.

A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR Proposal 3 to ratify the appointment of KPMG LLP as independent registered public accountants for fiscal year 2011.

Auditor Fees and Services

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for fiscal years 2010 and 2009:

Fee Category	Fiscal Year 2010 Fees ($)	Fiscal Year 2009 Fees ($)
Audit Fees (1)	716,349	772,388
Audit-Related Fees (2)	—	—
Tax Fees (3)	314,387	206,034

Total Fees	1,030,736	978,422

(1)

Audit Fees consist of fees billed for professional services rendered for the annual audit of the Company’s consolidated financial statements, for reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 compliance, and for services provided in connection with certain statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultations on proposed financial accounting and reporting related matters.

(3)	Tax Fees consist of fees billed for professional services relating to tax compliance and other tax advice.

The Audit Committee’s pre-approval policies and procedures provide for pre-approval of audit, audit-related, tax and other services. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels require specific pre-approval by the Audit Committee. The pre-approval fee levels for all services to be provided by the independent registered public accountants are established annually by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services described above rendered to the Company by KPMG LLP during fiscal years 2009 and 2010 and has pre-approved similar services to be rendered during fiscal year 2011. The Audit Committee believes the rendering of these services is not incompatible with the independent registered public accountants maintaining their independence.

ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION

(PROPOSAL 4)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Executive Compensation—Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that you vote FOR this Proposal 4 to ratify the compensation of the named executive officers.

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

(PROPOSAL 5)

As discussed in Proposal 4, the Board of Directors values the input of stockholders regarding the Company’s executive compensation practices. As contemplated by the Dodd-Frank Act, stockholders are also invited to express their views on how frequently advisory votes on executive compensation, such as Proposal 4, will occur. Stockholders can advise the Board of Directors on whether such votes should occur every year, every two years, or every three years or may abstain from voting.

The option of every year, every two years or every three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. A scheduling vote similar to this will occur at least once every six years.

Please mark on the Proxy Card your preference as to the frequency of holding stockholder advisory votes on executive compensation, as either every year, every two years, or every three years or you may mark “abstain” from this proposal.

ADDITIONAL INFORMATION

Other Business

Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

Annual Report

A copy of the Company’s Annual Report to Stockholders for fiscal year 2010 accompanies this proxy statement.

Stockholder Proposals

Stockholders may nominate director candidates and make proposals to be considered at the Annual Meeting of Stockholders to be held in 2012 (the “2012 Annual Meeting”). In order for a stockholder’s nomination of one or more candidates for election as directors at the 2012 Annual Meeting or any other proposal to be considered at the 2012 Annual Meeting, the notice described below must be received by us at the address set forth below, together with certain information specified in our By-laws, between November 25, 2011 and December 27, 2011. However, if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, notice must be received not earlier than the 90th day prior to the annual meeting and not later than, the later of, the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company.

A stockholder who proposes to nominate an individual for election to the Board of Directors at the 2012 Annual Meeting must deliver a written notice to the Secretary of the Company which includes: (i) a complete description of the proposed nominees’ qualifications, experience and background, and any and all other information that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder; (ii) a description of all relationships between the proposed nominee and such stockholder and any agreements or understandings between such stockholders and the proposed nominee regarding the nomination; (iii) a description of all relationships between the proposed nominee and any of the Company’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Company; (iv) a statement signed by the proposed nominee in which he or she consents to being named in the proxy statement as a nominee and to serving as a director if elected.

In addition, a stockholder who either proposes to nominate an individual for election to the Board of Directors or intends to propose any other business that is a proper matter for shareholder action at the 2012 Annual Meeting must deliver a written notice to the Secretary of the Company which includes: (i) the name and address of the stockholder giving the notice, as it appears on the Company’s books, and the telephone number of such stockholder; (ii) the name, address and telephone number of the beneficial owner, if any, on whose behalf the nomination is being made; (iii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner and the time period for which such shares have been held; (iv) a representation that such stockholder and beneficial owner intend to appear in person or by proxy at the meeting; (v) a representation that such stockholder and such beneficial owner intend to continue to hold the reported shares through the date of the meeting, and (vi) with respect to any proper business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners. The stockholder’s written notice should be sent to the attention of the Secretary, c/o Destination Maternity Corporation, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

In addition to being able to present proposals for consideration at the Annual Meeting, stockholders may also be able to have their proposals for any proper business (not including director nominations) included in our proxy statement and form of proxy for the 2012 Annual Meeting. In order to have any such stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than September 27, 2011, and the stockholder must otherwise comply with applicable SEC requirements and our By-laws. If the stockholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

The form of proxy issued with our 2012 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2012 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority is not permitted to be exercised if the stockholder proponent has given notice to our Secretary of such proposal between November 25, 2011 and December 27, 2011 and certain other conditions provided for in the SEC’s rules have been satisfied.

A copy of the full text of the By-law provisions discussed above may be obtained by writing to our Secretary, and all notices and nominations referred to above must be sent to our Secretary, at the following address: Destination Maternity Corporation, Attention: General Counsel and Secretary, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

The Company will provide to each person solicited, without charge except for exhibits, upon request in writing, a copy of its Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedule, as filed with the Securities and Exchange Commission for the year ended September 30, 2010. Requests should be directed to Destination Maternity Corporation, Attention: Chief Financial Officer, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

By Order of the Board of Directors

Edward M. Krell

Chief Executive Officer & President

Philadelphia, Pennsylvania

January 25, 2011

Appendix A

DESTINATION MATERNITY CORPORATION

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of this Amended and Restated Destination Maternity Corporation 2005 Equity Incentive Plan (the “Plan”) are to: (a) enable Destination Maternity Corporation (the “Company”) and its affiliated companies to recruit and retain highly qualified personnel; (b) provide those personnel with an incentive for productivity; and (c) provide those personnel with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b) “Award” means an award of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Awards made under this Plan.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder, references to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

(e) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; or (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change in Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company’s then outstanding securities; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of this Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i) “Director” means a member of the Board.

(j) “Disability” means a condition rendering a Participant Disabled.

(k) “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked quotations for a Share, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”) or any comparable system or, if the Common Stock is not listed on Nasdaq or a comparable system, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose.

(n) “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(p) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(q) “Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

(r) “Parent” means, in respect of the Company, a “parent corporation” as defined in Sections 424(e) of the Code.

(s) “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(t) “Performance Award” means Shares or other Awards that, pursuant to Section 10, are granted, vested and/or settled upon the achievement of specified performance conditions.

(u) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(v) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(w) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(x) “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.

(y) “Shares” means shares of the Company’s common stock, par value $.01, subject to substitution or adjustment as provided in Section 3(c) hereof.

(z) “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Subject to the requirements of the Company’s by-laws and certificate of incorporation any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a) select the persons to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b) determine the type of Award to be granted;

(c) determine the number of Shares, if any, to be covered by each Award;

(d) establish the vesting or forfeiture terms of each Award;

(e) establish the performance conditions relevant to any Performance Award and certify whether such performance conditions have been satisfied;

(f) determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

(g) determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be issued in respect of Awards under the Plan is 1,000,000. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Notwithstanding the foregoing, no individual may granted Awards with respect to more than 200,000 Shares in any calendar year. In addition, not more than 500,000 Shares will be issued hereunder in respect of Restricted Stock or Restricted Stock Units.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock, Restricted Stock Units or a Performance Award is canceled, forfeited or repurchased for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if any Share is withheld pursuant to Section 12(e) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.

(c) Other Adjustment. In the event of any recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Shares, substitutions or adjustments will be made by the Board to the aggregate number, class and/or issuer of the securities that may be issued under the Plan, to the number, class and/or issuer of securities subject to outstanding Awards, and to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

(d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or SARs to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or SAR in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor; or (vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control. In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control.

SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. Without limiting the generality of Section 3(a), any or all of the Shares reserved for issuance under Section 3(a) may be issued in respect of Incentive Stock Options.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share purchasable under any Option will be determined by the Board and will not be less than 100% of the Fair Market Value per Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

(d) Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, payment of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 11(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Termination of Service. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

(g) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant’s lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 6. Stock Appreciation Rights.

(a) Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.

(b) Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

(ii) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii) Method of Exercise. Subject to terms of the applicable Award Agreement, the exercisability provisions of Section 6(b)(ii) and the termination provisions of Section 7, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

(iv) Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.

(v) Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 7. Termination of Service. Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement, Options or SARs granted hereunder will be exercisable after termination of service only to the extent specified in this Section 7.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

SECTION 8. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b) Certificates. A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE DESTINATION MATERNITY CORPORATION 2005 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND DESTINATION MATERNITY CORPORATION COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF DESTINATION MATERNITY CORPORATION AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this paragraph (ii) or the applicable Award Agreement, once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the

Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the provisions of the applicable Award Agreement, if a Participant’s service with the Company and it Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9. Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.

SECTION 10. Performance Awards.

(a) Performance Awards Generally. The Board may grant Performance Awards in accordance with this Section 10. Performance Awards may be denominated as a number of Shares, or specified number of other Awards (or a combination thereof) which may be earned upon achievement or satisfaction of performance conditions specified by the Board. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such performance conditions as may be specified by the Board. Subject to Section 10(b), the Board may use such business criteria or other measures of performance as it may deem appropriate in establishing the relevant performance conditions and may, in its discretion, adjust such criteria from time to time.

(b) Qualified Performance-Based Compensation Under Section 162(m). Performance Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code will be granted by the Committee and will be subject to the terms of this Section 10(b).

(i) Specified Business Criteria. The grant, vesting and/or settlement of a Performance Award subject to this Section 10(b) will be contingent upon achievement of one or more of the following business criteria (subject to adjustment in accordance with Section 10(b)(ii), below):

(A) the attainment of certain target levels of, or a specified percentage increase in: revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earning per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or returned on invested capital, after-tax or pre-tax return on stockholders’ equity, the price of the Company’s common stock or a combination of the foregoing;

(B) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company’s bank debt or other public or private debt or financial obligations;

(C) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or

(D) any other objective business criteria that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The performance goals for a particular performance period need not be the same for all Participants.

(ii) Adjustments to Performance Goals. The Committee may provide, at the time performance goals are established in accordance with Section 10(b)(i), that adjustments will be made to those performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (E) restructuring activities reported in the Company’s public filings, (F) investments, dispositions or acquisitions, (G) loss from the disposal of certain assets, (H) gain or loss from the early extinguishment, redemption, or repurchase of debt, (I) cash or non-cash charges related to store closing expenses, (J) changes in accounting principles, or (K) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code. An adjustment described in this Section 10(b)(ii) may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the Committee at the time the performance goals are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time performance objectives are established. In addition, adjustments will be made as necessary to any performance criteria related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s stock.

(c) Other Terms of Performance Awards. The Board may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.

SECTION 11. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company’s stockholders in a manner consistent with Treas. Reg. § 1.422-3, would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 12. General Provisions.

(a) The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(d) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

(e) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 13. Effective Date of Plan. Subject to the approval of the Plan by the Company’s stockholders within 12 months of the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board.

SECTION 14. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 11; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

SECTION 15. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 16. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

SECTION 17. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a) the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 18. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

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				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following nominees:				☐	☐	☐

1.	Election of Directors Nominees

01	Arnaud Ajdler	02	Barry Erdos		03 Joseph A. Goldblum		04	Edward M. Krell	05 Melissa Payner-Gregor
06	William A. Schwartz, Jr	07	B. Allen Weinstein

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.										For	Against	Abstain

2	Approval of an amendment to the Company’s 2005 Equity Incentive Plan (as amended and restated, the “2005 Plan”) which would authorize the Company to grant an additional 300,000 shares of common stock in respect of awards under the 2005 Plan, with 150,000 of such additional shares of common stock issuable in respect of awards of restricted stock or restricted stock units.									☐	☐	☐
3

Ratification of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as independent registered public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2011.

										☐	☐	☐
4	Approval, by non-binding advisory vote, of executive compensation.									☐	☐	☐
The Board of Directors does not have a recommendation for voting on the following proposal:									1 year	2 years	3 years	Abstain
5	Recommendation, by non-binding advisory vote, on the frequency of holding non-binding advisory votes on executive compensation.								☐	☐	☐	☐
NOTE: To transact such other business as may properly come before the meeting or any adjournments thereof.

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Signature [PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

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DESTINATION MATERNITY CORPORATION Annual Meeting of Stockholders February 25, 2011 9:15 AM This proxy is solicited by the Board of Directors

The stockholder signing this proxy, revoking all previous proxies, hereby appoints Edward M. Krell and Barry Erdos, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on February 25, 2011, and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, “FOR” THE APPROVAL OF AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN, “FOR” RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011, AND “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE STOCKHOLDER SIGNING THIS PROXY HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Please sign and date your Proxy on the reverse side and return it promptly.

Continued and to be signed on reverse side